INSTALLMENT SALE AGREEMENT

        THIS INSTALLMENT SALE AGREEMENT dated as of May 15, 1992 (the "Agreement," which term, unless the context clearly requires otherwise, as of any particular time, shall include this document and all amendments and/or supplements hereto made and at such time constituting a part hereof, and which term sometimes is referred to in this document by use of such words as "hereto," "hereby," "herein," "hereof" and "hereunder"), by and among

                PHILADELPHIA AUTHORITY FOR INDUSTRIAL DEVELOPMENT

(the "Authority"), a body politic and corporate organized and existing under the laws of the Commonwealth of Pennsylvania and a public instrumentality of such Commonwealth, having its principal office at 123 South Broad Street, 22nd Floor, Philadelphia, Pennsylvania 19109 as Seller, and

                         REFRIGERATED ENTERPRISES, INC.

(the "Company"), a Pennsylvania corporation, having its principal place of business at 777 Pattison Avenue, Philadelphia, Pennsylvania, as Buyer, and Holt Hauling and Warehousing System, Inc. ("Holt"), a Pennsylvania corporation, B.H. Sobelman & Co., Inc., a Pennsylvania corporation, Refrigerated Distribution Center, Inc., a Pennsylvania corporation, Oregon Avenue Enterprises, Incorporated, a Pennsylvania corporation, Holt Cargo Systems, Inc., a Delaware corporation, The Riverfront Development Corp., a New Jersey corporation, CRT, Inc., a New Jersey corporation, Triple Seven Ice, Inc., a Pennsylvania corporation, Pattison Avenue Warehousing Corp., a Pennsylvania corporation, and 777 Pattison Ave., Inc., a Pennsylvania corporation, jointly and severally (each a "Guarantor" and collectively the "Guarantors").

        WHEREAS, the Authority is organized and existing under the Industrial and Commercial Development Authority Law, as amended (the "Act"), of the Commonwealth of Pennsylvania (the "Commonwealth") and is empowered by the Act, among other things, to acquire, hold, construct, improve, maintain, own, finance, lease, as lessor or lessee, and/or sell industrial, commercial and specialized development projects to further the public purposes of the Act; and

        WHEREAS, the Company has requested the Authority to undertake a project (the "Project"), that consists of, among other things: (i) the current refunding of the Authority's 1989 Bonds; and (ii) the sale of the Project Facilities to the Company; and

        WHEREAS, in order to provide funds for and toward the payment of a portion of the costs of the Project, the Authority has authorized the issuance and sale of 1992 Bonds; and

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        WHEREAS, the 1992 Bonds are to be issued under and secured by the
Indenture; and

        WHEREAS, to further secure the 1992 Bonds, the Company will cause to be delivered to the Trustee, at the time of delivery of the 1992 Bonds, the Guaranty.

        NOW, THEREFORE, THIS INSTALLMENT SALE AGREEMENT WITNESSETH THAT each of the parties hereto, intending to be bound legally hereby, for and in consideration of payments herein stipulated to be made by the Company and of covenants and agreements set forth herein, do hereby covenant and agree that the terms and conditions upon which the Project Facilities (hereinafter defined) and all additions, improvements, betterments, substitutions, replacements, alterations and renovations thereto and thereof, all as more specifically set forth herein, shall be sold by the Authority to the Company are as follows:

                                    ARTICLE I

                     DEFINITIONS; INTERPRETATION; COVENANTS

        SECTION 1.1 Definitions. Unless the context clearly requires otherwise, capitalized terms and phrases used herein shall have the meanings set forth in this Section 1.1 or elsewhere within this document, except that capitalized terms and phrases not otherwise defined herein shall have the meanings given thereto in the Indenture.

        "Act" shall mean the Industrial and Commercial Development Authority Law of the Commonwealth, the Act of August 23, 1967, Act No. 102, P.L. 251, 73 P.S. ss.371 et seq., as amended and supplemented from time to time.

        "Act of Bankruptcy" shall mean any of the following events:

          (a) The Company or the Authority (or any other person or entity obligated, as guarantor or otherwise, to make payments under the Agreement) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Company or the Authority or such other person or entity, or of all or any substantial part of the property of the Company or the Authority or such other person or entity, (ii) admit in writing its inability to pay its debts generally as they become due or (iii) make a general assignment for the benefit of creditors or (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or (v) file a petition or answer seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; or

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          (b) A proceeding or case shall be commenced, without the application, approval or consent of the Company or the Authority (or any other person or entity obligated, as guarantor or otherwise, to make payments under the Agreement) in any court of competent jurisdiction, and shall not have been withdrawn or dismissed seeking (i) the bankruptcy, liquidation, reorganization, dissolution, winding-up, or composition or adjustment of debts of the Company or the Authority or such other person or entity, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or the Authority or such other person or entity, or of all or any substantial part of the property of the Company or the Authority or such other person or entity or (iii) similar relief in respect of the Company or such other person or entity under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts.

        "Additional Facilities" shall mean any improvements, replacements, alterations, relocations, additions, enlargements, or expansions of or to any part of the Project Facilities and any and all machinery, apparatus, equipment, furnishings and fixtures therefor.

        "Affiliate" means, with respect to any Person, any other Person under the control of or in common control or ownership (direct or indirect) of or with such Person and, with respect to Holt, any Person included in its combined annual financial statements including, without limitation, the Company. For the purposes of this definition and the definition of Related Party below, "control" shall mean ownership or control (direct or indirect) of five percent or more of the voting stock of the Person for which such determination is to be made or the exercise of management control over the business and affairs of such Person.

        "Agreement" shall mean this Installment Sale Agreement.

        "Authority" shall mean the Philadelphia Authority for Industrial Development, a body politic and corporate organized and existing as set forth in the preamble hereto and a party hereto.

        "Bond" or "Bonds" shall mean the 1992 Bonds.

        "Bond Documents" shall mean, as applicable, the Indenture, this Agreement, the Guaranty, the Mortgage, the Guarantor Mortgage, the Bond Purchase Agreement and any and all other documents executed and delivered in connection with the issuance of the Bonds.

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        "Bond Purchase Agreement" shall mean the bond purchase agreement dated as of May 28, 1992 by and among the Authority, the Company, the Guarantors and the Purchaser, relating to the issuance and sale of the 1992 Bonds, as the same may be amended, modified or supplemented from time to time.

        "Cash Flow" of a Person shall mean Net Income of such Person plus depreciation and other non-cash charges to income plus (or minus) any increase (or decrease) in deferred taxes.

        "Capital Expenditure" shall have the meaning set forth at Section 144(a)(4)(B) of the Code.

        "Closing Date" shall mean the date the Bonds are issued within the meaning of the Code.

        "Code" shall mean the federal Internal Revenue Code of 1986, as amended and supplemented from time to time, or any successor statute, and, as appropriate, regulations, temporary regulations and proposed regulations promulgated and applicable thereunder, including regulations under the Internal Revenue Code of 1954, as amended.

        "Collateral" means all of the rights and assets of the Company, Holt or any other Person in which the Authority or the Trustee is now or hereafter granted a lien or security interest in order to secure the performance of the Company's obligations under this Agreement or any of the Bond Documents, the obligations of the Authority hereunder or under the Bonds or the obligations of any Guarantor under the Guaranty.

        "Combined Cash Flow," "Combined Interest Charges," "Combined Net Income" and "Combined Net Income Before Interest and Taxes" for any period shall mean, respectively, the Cash Flow, Interest Charges, Net Income and Net Income Before Interest and Taxes of Holt and its Affiliates for such period, combined in accordance with generally accepted accounting principles consistently applied.

        "Combined Indebtedness" means (i) the Combined Total Assets less (ii) the total combined stockholders' equity of Holt and its Affiliates plus deferred taxes, each determined in accordance with generally accepted accounting principles consistently applied, as such combination is effected in accordance with generally accepted accounting principles consistently applied as at any date on which the amount thereof shall be determined.

        "Combined Tangible Net Worth" means (i) total combined shareholders' equity of Holt and its Affiliates, determined in accordance with generally accepted accounting principles consistently applied, as such combination is effected in accordance with generally accepted accounting principles consistently applied, less (ii) the aggregate net amount of the


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following items to the extent, if any, that they were included in consolidated assets or deducted from consolidated liabilities in computing shareholders' equity:

          (a) All licenses, patents, copyrights, tradenames, trademarks, franchises, good will, experimental or organizational expense, unamortized debt discount and expense, treasury stock and all other assets which under generally accepted accounting principles are deemed intangible; and

          (b) Any write-up of assets (other than current assets written up in accordance with generally accepted accounting principles consistently applied) made after January 1, 1984.

        "Combined Total Assets" means the assets of Holt and its Affiliates, combined in accordance with generally accepted accounting principles consistently applied.

        "Commonwealth" shall mean the Commonwealth of Pennsylvania.

        "Company" shall mean Refrigerated Enterprises, Inc., created and existing as set forth in the preamble hereto, a party hereto, together with its successors and permitted assigns.

        "Control Group" shall mean all corporations that constitute a "controlled group of corporations" within the meaning of Section 1563 of the Code.

        "Costs" shall mean any cost in respect of the Project Facilities permitted under the Act and the Code.

        "County" shall mean the County of Philadelphia, Pennsylvania.

        "Cumulative Combined Net Income" for any specified periods means the sum of Combined Net Income for each of such periods (subtracting Combined Net Income for any period in which it is negative, as appropriate).

        "Determination of Taxability" shall have the meaning given to that term in the Indenture.

        "ERISA" shall mean the Federal Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

        "Event of Default" or "Events of Default" shall have the meaning given thereto in Article VI hereof.

        "Exemption Event" shall have the meaning ascribed to such term in the Indenture.

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        "Guarantor" means any or all of Holt Hauling and Warehousing System,
Inc., B.H. Sobelman & Co., Inc., Refrigerated Distribution Center, Inc., Oregon Avenue Enterprises, Incorporated, Holt Cargo System, Inc., The Riverfront Development Corp., CRT, Inc., Triple Seven Ice, Inc., Pattison Avenue Warehousing Corp., 777 Pattison Ave., Inc., and any other Person required to be a guarantor under the Guaranty.

        "Guarantor Mortgage" means the Mortgage and Security Agreement dated as of May 15, 1992 from Holt and 777 Pattison Ave., Inc. to the Trustee under which Holt and 777 Pattison Ave., Inc. grant to the Trustee a mortgage lien on and a security, interest in their respective interests in the Guarantor Project Facilities to secure payment of the Company's obligations contained in Section
4.3 hereof and of the Guarantors' obligations contained in the Guaranty, and any amendments and supplements thereto.

        "Guarantor Project Facilities" means the Marine Terminal Complex, consisting of land and improvements existing or to be constructed thereon, and all fixtures and other personalty affixed thereto, which is or will be owned by Holt or 777 Pattison Ave., Inc. and located in the City of Gloucester, Camden County, New Jersey, including the New Jersey Facility, the location of which is more fully described in Exhibit A attached to the Guarantor Mortgage, including any additions, substitutions and replacements which have been or will be acquired and constructed thereon.

        "Guaranty" shall mean the Guaranty Agreement dated as of May 15, 1992 by the Guarantors of the Company's obligations under the Agreement and the other Bond Documents, and any amendments or supplements thereto.

        "Holt" means Holt Hauling and Warehousing System, Inc., a Pennsylvania corporation.

        "Indebtedness" means, for any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property pursuant to an installment sale agreement or otherwise, (ii) all direct or indirect guaranties of such Person in respect of and all obligations or undertakings (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness of any other Person for borrowed money or for the deferred purchase price of property and (iii) all other obligations, contingent or otherwise, which in accordance with generally accepted accounting principles consistently applied shall be classified upon the obligor's balance sheet as liabilities, including liabilities secured by any lien on any property owned or acquired by the obligor or a subsidiary thereof, whether or not the liabilities secured thereby shall have been assumed, capitalized leases and all guaranties, endorsements and other contingent obligations. For

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purposes of determining the amount of Indebtedness of a Person, the total amount of Indebtedness of another Person as to which such Person is obligated described in clause (ii) or (iii) above, or the total possible payments which such Person may become obligated to make in respect of a contingent liability, shall be considered Indebtedness of such Person.

        "Indenture" shall mean the Trust Indenture dated as of May 15, 1992, between the Authority and the Trustee, as trustee, together with all amendments and/or supplements thereto executed and delivered from time to time, securing Bonds, including the 1992 Bonds.

        "Integrated Facilities" shall mean Facilities contiguous or integrated with any Facilities in the Borough within the meaning of Section
1.103-10(b)(ii)(e) and 1.103-10(d)(2) of the regulations under Section 103 of the Code.

        "Interest Payment Date" shall mean, with respect to Outstanding 1992 Bonds, December 1, 1992, and each June 1 and December 1 thereafter so long as such Bonds are Outstanding.

        "Issuance Costs" shall mean all costs and expenses of issuance of the Bonds, including, but not limited to:

          (i) counsel fees and expenses (including bond counsel, Authority solicitor, Company counsel and special tax counsel fees, as well as any other specialized counsel fees and expenses);

          (ii) Trustee fees and Trustee counsel fees;

          (iii) paying agent and certifying and authenticating agent fees related to issuance of the Bonds;

          (iv) accountant fees;

          (v) printing costs of the Bonds;

          (vi) publication costs associated with the financing proceedings; and

          (vii) costs of engineering and feasibility studies necessary to the issuance of the Bonds.

        "Liens" means any mortgages, pledges, liens or other charges or encumbrances of any kind (including the charge upon property purchased under conditional sale or other title retention agreements) upon, or any security interest in, any property, real or personal, tangible or intangible.

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        "Mortgage" shall mean the Mortgage, Security Agreement and Assignment of Installment Sale Agreement dated as of June 1, 1992, from the Company and the Authority, as mortgagors, to the Trustee, as mortgagee, pursuant to which the Authority and the Company grant to the Trustee a mortgage lien on and security interest in their respective interests in the Project Facilities.

        "Net Proceeds", when used with respect to any insurance proceeds or any condemnation award received by the Trustee as mortgagee under the Guarantor Mortgage pursuant to and in accordance with the Coordinate Lien Agreement, dated as of May 15, 1992, among Holt, 777 Pattison Ave., Inc., Mellon Bank, N.A. and Fidelity Bank, National Association, means the amount remaining after deducting all expenses (including attorneys' fees and disbursements) incurred in the collection of such proceeds or award from the gross proceeds thereof.

        "New Jersey Facilities" means the land and improvements thereon existing or to be constructed thereon, and all fixtures and other personalty affixed thereto, which is or will be the subject of a ground lease or owned by 777 Pattison Ave., Inc. and located in Gloucester City, Camden County, Pennsylvania, including any additions, substitutions and replacements which have been or may be acquired and constructed thereon.

        "1989 Bonds" shall mean the Authority's Variable Rate Demand/Fixed Rate Manufacturing Facilities Development Revenue Bonds (Refrigerated Enterprises, Inc.) Series of 1989, in the original principal amount of $7,000,000.

        "1992 Bonds" shall mean the Revenue Bonds, (Refrigerated Enterprises, Inc. Project) Series of 1992, dated as of May 15, 1992, issued or to be issued by the Authority in the aggregate principal amount of Seven Million Dollars ($7,000,000) under the Indenture, as the same shall be outstanding under the Indenture from time to time.

        "1992 Refunding Series Bonds" means one or more of the Economic Development Bonds (777 Pattison Ave., Inc. - 1988 and 1989 Projects) 1992 Refunding Series of NJEDA in the aggregate principal amount of $6,140,000 which were issued on March 2, 1992.

        "1992 Refunding Series Mortgage" means the Mortgage and Security Agreement, dated as of March 2, 1992, from Holt and 777 Pattison Ave., Inc. to Fidelity Bank, National Association, as trustee for the 1992 Refunding Series Bonds, under which Holt and 777 Pattison Ave., Inc. have granted to such trustee a mortgage lien on and security interest in the Guarantor Project Facilities to secure payment of 777 Pattison Ave., Inc.'s obligations in connection with the 1992 Refunding Series Bonds.

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        "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

        "Plans" shall mean the pension or other employee benefit plans which are established or maintained by the Company, the Guarantors and their Affiliates.

        "Principal User" shall have the meaning set forth in Section 144(a) of the Code.

        "Project Facilities" shall mean the Property, together will all buildings, improvements, and appurtenant facilities located on the Property.

        "Property" shall mean that certain parcel of real property located at 777 Pattison Avenue, Philadelphia, Philadelphia County, Pennsylvania, as more fully described in Exhibit "A" attached hereto and made a part hereof.

        "Purchase Price" shall mean, with respect to the Project Facilities, the amounts payable by the Company hereunder as described in Section 4.3 hereof.

        "Purchaser" shall mean Fidelity Spartan Pennsylvania Municipal
Portfolio.

        "Rebate Fund" shall mean the fund so designated that is established pursuant to Section 4.04 of the Indenture.

        "Related Party" means, with respect to any Person, any Affiliate of such Person, any Person controlling such Person or Affiliate and any director or employee of such Person or Affiliate.

        "Related Person" means for purposes of Sections 144(a)(4) and 144(a)(10) of the code, a related person within the meaning of Section 144(a)(3) of the Code and, for purposes of Section 147(a) of the Code, a related person within the meaning of Section 147(a)(2) of the Code.

        "Restricted Payment" means:

          (i) The declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of Holt or any Holt Affiliate (other than one payable solely in its common shares);

          (ii) Any payment or distribution on account of the purchase, redemption or other retirement of any shares of Holt or any Holt Affiliates or of any

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     warrant, option or other right to acquire such shares, or any other payment or distribution made in respect thereof, either directly or indirectly, except any payment or distribution on account of (A) the principal of and prepayment charge, if any, on convertible debt, or (B) the purchase, redemption or other retirement of shares Holt or any Holt Affiliate in exchange for, or out of the net cash proceeds received by Holt or any Holt Affiliate from a substantially concurrent sale of, other shares of Holt or any Holt Affiliate; and

          (iii) Any payment or distribution on account of the principal and prepayment charge, if any, with respect to subordinated debt of Holt or any Holt Affiliate other than mandatory sinking fund or other retirement payments required by the terms thereof, and other than any working capital line of credit secured by a mortgage.

        The amount of any Restricted Payment in property shall be deemed to be the greater of its fair market value (as determined by an independent recognized appraiser) or its net book value.

        "Revenues" shall mean (i) all amounts payable by the Company under this Agreement and assigned to the Trustee under the Indenture, (ii) any proceeds of Bonds originally deposited with the Trustee for the payment of accrued or capitalized interest on the Bonds, if any, (iii) any insurance proceeds or condemnation awards in respect of the Project Facilities, (iv) investment income in respect of any money held by the Trustee in any of the funds under the Indenture (excluding investment income on any amounts held in the Rebate Fund) and (v) any money paid to the Trustee under any other collateral security instrument held by the Trustee.

        "Security Ratio" means, (A) in the case of any Indebtedness secured by all or any portion of the Project Facilities, at any time the value of the property subject to the lien of the Mortgage, as such value is determined by an appraisal required by Section 1.4(k) hereof, divided by the sum of (i) the amount (including interest which has accrued and is being deferred) of Senior Indebtedness, plus (ii) the amount of the Bonds outstanding and (B) in the case of any Indebtedness secured by all or any portion of the Guarantor Project Facilities, at any time the value of the property subject to the Lien of the Guarantor Mortgage, as such value is determined by an appraisal required by
Section 1.4(k) hereof, divided by the sum of (i) the amount (including interest which has accrued and is being deferred) of Senior Indebtedness, plus (ii) an amount not in excess of $3,500,000 of the Bonds Outstanding.

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        "Senior Indebtedness" shall mean (A) in the case of any Indebtedness secured by all or any portion of the Project Facilities, any Indebtedness secured by a Lien on all or any portion of the Project Facilities which is senior to, or on a parity with, the Lien securing the Bonds, whether now outstanding or hereafter incurred and (B) in the case of any Indebtedness secured by all or any portion of the Guarantor Project Facilities, any Indebtedness secured by a lien on all or any portion of the Guarantor Project Facilities which is senior to, or on a parity with, the lien securing the Bonds, whether now outstanding or hereafter incurred.

        "Series G Bond" or "Series G Bonds" means one or more of the Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project), Series G Refunding (Non-AMT) of NJEDA in the aggregate principal amount of $10,000,000 which were issued on January 28, 1992.

        "Series G Mortgage" means the Mortgage and Security Agreement, dated as of January 2, 1992, from Holt to Mellon Bank, N.A., as trustee for the Series G Bonds, under which Holt has granted to such trustee a mortgage lien on and a security interest in the Guarantor Project Facilities to secure payment of Holt's obligations in connection with the Series G Bonds.

        "Series H Bond" or "Series H Bonds" means one or more of the Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project), Series H Refunding (Non-AMT) of NJEDA in the aggregate principal amount of $9,000,000 which were issued on January 28, 1992.

        "Series H Mortgage" means the Mortgage and Security Agreement, dated as of January 2, 1992, from Holt to Mellon Bank, N.A., as trustee for the Series H Bonds, under which Holt has granted to such trustee a mortgage lien on and a security interest in the Guarantor Project Facilities to secure payment of Holt's obligations in connection with the Series H Bonds.

        "Substantial User" shall have the meaning set forth in Treasury Regulation Section 1.103-11.

        "Tax Compliance Agreement" shall mean collectively the Proceeds Certificate and Agreement and the Non-Arbitrage Certificate and Agreement dated as of the date of the issuance of the Bonds.

        "Trustee" shall mean Fidelity Bank, National Association, Philadelphia, Pennsylvania, in its capacity as trustee under the Indenture, and its successors and assigns, from time to time, in the trust under the Indenture.

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        SECTION 1.2 Interpretation. Any reference herein to the Authority or to any member, director or officer of the Authority, includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

        Any reference to a section or provision of the Constitution of the Commonwealth or the Act, or to a section, provision or chapter of any statute of the Commonwealth of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Authority, the holders of the Bonds, the Trustee, or the Company under the Indenture, this Agreement, the Bonds or any other instrument or document entered into in connection with any of the foregoing, including without limitation any alteration of the obligation to pay principal of or interest on the Bonds in the amount and manner, at the times and from the sources provided in this Agreement, the Bonds and the Indenture, except as permitted herein.

        Unless the context indicates otherwise, (i) words importing the singular number includes the plural number, and vice versa; (ii) the terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Agreement; (iii) the term "hereafter" means after, and the term "heretofore" means before, the date of this Agreement; (iv) all references to particular Articles or Sections are references to the Articles or Sections of this Agreement; (v) the words "including," "includes," and "include" shall be deemed to be followed by the words "without limitation"; (vi) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; and (vii) references to Persons includes their respective permitted successors and assigns. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

        SECTION 1.3 Covenants of the Company. The Company agrees that, so long as any of the Bonds are outstanding or any amounts are due under this Agreement or under any of the Bond Documents, it shall comply and shall cause each of its Affiliates to comply with the following provisions:

           (a) Compliance with Agreement. The Company shall observe and perform all of its obligations under this Agreement and the Bond Documents to which it is a party. The Company shall fully and faithfully perform all the duties and obligations which

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the Authority has covenanted and agreed in the Indenture to cause the
Company to perform and any duties and obligations which the Company is required in the Indenture to perform.

           (b) Notice of Default, Litigation, Etc.

               (i) The Company shall furnish to the Trustee as soon as possible and in any event within five (5) Business Days after the discovery by any executive officer of the Company of any Event of Default, a certificate setting forth the details of such Event of Default, and the action which the Company proposes to take with respect thereto.

               (ii) The Company shall give prompt notice to the Trustee of any litigation or governmental proceeding pending, involving or, to its knowledge, threatened against the Company or any Affiliate which (A) involves an uninsured claim or the uninsured portion or deductible of an insured claim which is over $500,000 or (B) if adversely determined, would have a material adverse effect on the business or financial condition of the Company or any Affiliate.

          (c) Corporate Existence. The Company covenants that it shall maintain its corporate existence in good standing under the laws of the Commonwealth of Pennsylvania, shall cause each of its Affiliates to maintain its corporate existence in good standing under the laws of its respective jurisdiction of incorporation, and shall maintain, in each jurisdiction where material to the business of the Company or any of its Affiliates or the maintenance of the Collateral, its and each of their right to transact business in each jurisdiction in which the nature of its or their business or the character of the properties which it or they own or lease requires qualification as a foreign corporation and where failure to so qualify would permanently preclude the Company or any of its Affiliates, as the case may be, from enforcing its rights with respect to its assets. No Affiliate shall be incorporated in any jurisdiction if the laws of such jurisdiction would restrict or otherwise adversely affect the ability of such Affiliate to perform its obligations under the Guaranty. The Company and each Affiliate will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and the effect of noncompliance during such contest will not have a material adverse effect upon the business, properties, or condition, financial or otherwise, of the Company or any Affiliate or result in the imposition of any Lien on the properties of any of them (unless the enforcement of any such Lien has been and continues to be effectively stayed). The Company will and will cause its Affiliates to preserve and keep in full force and effect all rights, licenses,

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registrations, and franchises necessary (i) to the proper conduct of their business or affairs and (ii) to continue to operate their business as presently operated.

           (d) Reports; Inspections.

               (i) The Company shall deliver to the Trustee and the Purchaser
          (A) upon request, copies of all such regular or periodic reports, which are available for public inspection, which the Company may be required to file with any federal or state department, bureau, commission, or agency, (B) such financial data as the Trustee or the Purchaser may reasonably request and which is reasonably available to the Company, and (C) copies of any statements, notices, certificates, and other information required to be furnished to the Authority under this Agreement on the date such information is required to be so furnished.

               (ii) The Company shall permit, and shall cause each of its Affiliates to permit, any Person designated by the Authority, the Trustee or the Purchaser, at their own expense, to visit and inspect the properties of the Company and each of its Affiliates and to examine the books and records, including financial records of the Company, its Affiliates, and make copies or extracts thereof, and to discuss the affairs, finances, and accounts of the Company, its Affiliates, with its and their officers, at such reasonable times as the Authority or the Trustee may reasonably request.

          (e) Investments in Affiliates, Etc. Neither the Company nor any Affiliate shall purchase any capital stock or other security issued by, make any loan, advance, or extension of credit to, purchase any of the business or integral part of the business of, or otherwise make any investment in, any Affiliate, or any other Person if, immediately before or after giving effect thereto, there shall exist any Event of Default.

          (f) Transactions with Related Parties. Neither the Company nor any Affiliate shall engage in or effect any transactions with any Related Party on a basis less favorable to the Company or such Affiliate, as the case may be, than would be the case if such transaction had been effected with a Person which was not a Related Party.

        SECTION 1.4 Covenants of the Company and Guarantors. The Company and each Guarantor agrees that, so long as any of the Bonds are outstanding or any amounts are due under this Agreement or under any of the Bond Documents, it shall comply and shall cause each of its Affiliates, including the Company, to comply with the following provisions:

          (a) Compliance with Aqreement. Each Guarantor shall observe and perform all of its obligations under this Agreement and the Bond Documents to which it is a party.

          (b) Notice of Default, Litigation, Etc.

               (i) Each Guarantor shall furnish to the Trustee as soon as possible and in any event within five (5) Business Days after the discovery by any executive officer of such Guarantor of any Event of Default, a certificate setting forth the details of such Event of Default, and the action which such Guarantor proposes to take with respect thereto.

               (ii) Each Guarantor shall give prompt notice to the Trustee of any litigation or governmental proceeding pending, involving or, to its knowledge, threatened against such Guarantor or any Affiliate which (A) involves an uninsured claim or the uninsured portion or deductible of an insured claim which is over $500,000 or (B) if adversely determined, would have a material adverse effect on the business or financial condition of such Guarantor or any Affiliate.

          (c) Corporate Existence. Each Guarantor covenants that it shall maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation, shall cause each of its Affiliates to maintain its corporate existence in good standing under the laws of its respective jurisdiction of incorporation, and shall maintain, in each jurisdiction where material to the business of such Guarantor or any of its Affiliates or the maintenance of the Collateral, its and each of their right to transact business in each jurisdiction in which the nature of its or their business or the character of the properties which it or they own or lease requires qualification as a foreign corporation and where failure to so qualify would permanently preclude such Guarantor or any of its Affiliates, as the case may be, from enforcing its rights with respect to its assets. No Affiliate shall be incorporated in any jurisdiction if the laws of such jurisdiction would restrict or otherwise adversely affect the ability of such Affiliate to perform its obligations under the Guaranty. Each Guarantor and each Affiliate will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and the effect of noncompliance during such contest will not have a material adverse effect upon the business, properties, or condition, financial or otherwise, of such Guarantor or any Affiliate or result in the imposition of any Lien on the properties of any of them (unless the enforcement of any such Lien has been and continues to be effectively stayed). Each Guarantor will and will cause its Affiliates to preserve and keep in full force and effect all rights, licenses, registrations, and franchises necessary (i) to the proper conduct of their business or affairs and (ii) to continue to operate their business as presently operated.

          (d) Acquisition, Merger of Consolidation; Sale of Substantially All Assets. Neither the Company nor any Guarantor nor any Affiliate shall sell, lease, assign, transfer, or otherwise dispose of any assets from and after the date hereof (i) for less than fair value or (ii) if the combined total of the net book value of all assets sold, leased, or otherwise assigned or disposed of from and after the date hereof exceeds 25% of total combined assets of Holt and all of its Affiliates, as the case may be. The Company shall not permit in any event any such event to occur unless the Company has complied with the provisions of Section 5.12. In addition, in the event of any sale of any property subject to the lien of the Guarantor Mortgage or the Mortgage, or any part thereof, Holt or the Company, as the case may be, shall make or set aside in trust for prepayments or payments of Senior Indebtedness with a Lien senior to the Bonds, or if no such Indebtedness is outstanding, the Bonds and any Senior Indebtedness on a parity with the Bonds, in an amount equal to the greater of (x) the sales price of such property sold or (y) 60% of the appraised fair market value thereof. Notwithstanding the foregoing, neither the Company nor any Guarantor nor any Affiliate shall sell, lease, or otherwise transfer or dispose of any asset if, after giving effect to such sale, lease, or other transfer or disposition, there shall exist any Event of Default.

        Neither the Company nor any Guarantor nor any Affiliate shall merge or consolidate with or into or acquire all or substantially all of the assets of any other Person, provided that Holt or any Affiliate may merge or consolidate with or into or acquire all or substantially all of such assets of another corporation (i) if the acquiring corporation is a corporation duly organized in good standing under the laws of a State of the United States, (ii) if the surviving corporation is not Holt, the surviving corporation expressly assumes all of the covenants and obligations of its predecessor under this Agreement and each of the Bond Documents and otherwise in respect of the Bonds, (iii) Holt or the surviving corporation could immediately after giving effect to the transaction, incur at least $1.00 of Indebtedness pursuant to Section 1.4(h) hereof, (iv) if the surviving corporation has rated debt securities, such debt securities are rated by a nationally recognized credit rating agency and such rating is investment grade or better (e.g., if by S & P, "BBB" or better and if by Moody's, "Baa" or better), and (v) the Trustee shall have received an opinion of Nationally Recognized Bond Counsel to the effect that such merger, consolidation or acquisition of assets will not adversely affect the exemption of interest on the Bonds from federal income taxation, a certificate of the chief financial officer stating that none of the covenants contained in this Agreement will be violated as a result of such merger, consolidation or acquisition of assets, and such other agreements, certificates, opinions, and documents as the Trustee shall have reasonably requested. The Company and each Guarantor agrees to notify the Purchaser of such Guarantor's or the Company's intent to merge, consolidate or acquire assets pursuant to this paragraph at least 10 days prior to entering into any binding agreements with respect to such acquisition.

        Notwithstanding the foregoing, Holt shall have the right at any time and from time to time to (i) merge or consolidate any Affiliate with or into it (provided Holt is the surviving corporation) or with or into any other Affiliate, or (ii) acquire substantially all of the assets, or cause any other Affiliate to acquire substantially all of the assets, of any Affiliate (other than Holt), without regard to the provisions of the immediately preceding paragraph of this Section 1.4(d), but subject to the provisions of Section 5.12.

          (e) Financial Statements; Inspections.

          (i) The Company and the Guarantors shall cause to be delivered to the Trustee and the Purchaser (A) as soon as available but in any event within 120 days after the end of each Fiscal Year a combined and combining comparative statement of income, reconciliation of capital accounts and related balance sheets for Holt and its Affiliates, including the Guarantors and the Company, for such year prepared in conformity with generally accepted accounting principles consistently applied and in reasonable detail (such combined statements to be audited and certified by a firm of certified public accountants with an unqualified opinion and such combining statements to be unaudited and certified by the chief financial officer of Holt, whose certificate shall be satisfactory to the Trustee),
     (B) as soon as available but in any event within 60 days after the end of each of the first three fiscal quarters of each Fiscal Year, a combined comparative statement of income, reconciliation of capital accounts, and related balance sheet for such quarter and for the period from the beginning of the then fiscal year to the end of such quarter, prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end adjustments) and in reasonable detail (all of which shall be unaudited and certified by the chief financial officer of Holt, whose certificate shall be satisfactory to the Trustee) for Holt and its Affiliates, including the other Guarantors and the Company, (C) upon request, copies of all such regular or periodic reports, which are available for public inspection, which any Guarantor may be required to file with any federal or state department, bureau, commission, or agency,
     (D) such other financial data as the Trustee or the Purchaser may reasonably request and which is reasonably available to any Guarantor, and
     (E) copies of any statements, notices, certificates, and other information required to be furnished to the Authority by such Guarantor under this Agreement on the date such information is required to be so furnished. In addition, Holt shall deliver within 90 days after the end of each of the first three fiscal quarters of each Fiscal Year combining statements for any such reporting period during which Holt's investment in any Affiliate shall account for 15% or more of Combined Tangible Net Worth or 15% or more of combined sales and revenues, such combining statements to be unaudited and certified by the chief financial officer of Holt, whose certificate shall be satisfactory to the Trustee and the Purchaser. All financial statements specified in clauses (A) and
(B) above shall be furnished in combined comparative form for Holt and its Affiliates with comparative figures for the corresponding period in the preceding year, and shall be accompanied by a certificate signed by the chief financial officer of Holt, with appropriate documentation substantiating all financial calculations, stating that there exists no Event of Default or, if any such Event of Default exists, stating the nature thereof and what action Holt proposes to take with respect thereto.

          (ii) Each Guarantor shall permit, and shall cause each of its Affiliates to permit, any Person designated by the Authority, the Trustee or the Purchaser, at their own expense, to visit and inspect the properties of such Guarantor and each of its Affiliates and to examine the books and records, including financial records of such Guarantor and its Affiliates, and make copies of extracts thereof, and to discuss the affairs, finances, and accounts of such Guarantor and its Affiliates, with its and their officers, at such reasonable times as the Authority or the Trustee may reasonably request.

          (iii) In addition to the information required under Section 1.4(e)(i), in connection with a sale by the Purchaser of all or a portion of the Bonds and any or all of its rights under the Guaranty to one or more subsequent purchasers prior to the occurrence of an Exemption Event, or in connection with any such sale by any subsequent purchaser prior to the occurrence of an Exemption Event, each of the Guarantors shall deliver to such subsequent purchaser, at the request of the Purchaser or any subsequent purchaser and on the date specified in such request, the following information: (A) a statement describing the nature of the business of the Guarantor and the products and services it offers, (B) copies of the Guarantor's most recent balance sheet and profit and loss and retained earnings statements (which may be presented on a combined basis for the Company and all of the Guarantors), (C) copies of the financial reports listed in (B) above for two preceding fiscal years, which reports shall be audited to the extent available, (D) any other information required pursuant to Rule 144A under the Securities Act of 1933, as it may be amended from time to time and (E) a certificate, signed by an authorized officer of each Guarantor, to the effect that the information set forth in clauses (A) through (D), as of the date specified in the Purchaser's or subsequent purchaser's request, is true, accurate and complete in all material respects, and no facts have come to its attention which would lead the Guarantor to believe that such information, as of the date of the certificate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) Restricted Payments. Neither Holt nor any of its Affiliates, including the Company and the other Guarantors, shall make any Restricted Payment or set aside any funds therefor unless, after giving effect thereto, the aggregate of such Restricted Payments for all such purposes subsequent to the Closing Date would not exceed the sum (as in effect from time to time, hereinafter referred to as the 'Distribution Fund') of (i) 50% of Holt's Cumulative Combined Net Income subsequent to December 31, 1991 so long as Holt's combined Tangible Net Worth is greater than $31,051,000, (ii) the aggregate of the net cash proceeds received by Holt from any issuance or sale of capital shares of Holt subsequent to the Closing Date, and (iii) the aggregate of the net cash proceeds received by Holt from any issuance of any Indebtedness of Holt which has been converted into capital shares of Holt subsequent to the Closing Date, which amount shall be added to the Distribution Fund only after such conversion. Notwithstanding the foregoing, Holt may acquire its own capital shares for an aggregate amount from and after the Closing Date equal to the greater of (x) the sum of (i) 25% of the Cumulative Combined Net Income of Holt subsequent to December 31, 1991, plus (ii) $500,000, or (y) the amount then available under the Distribution Fund, which amount shall be charged to the Distribution Fund. No Restricted Payment may be made in other than cash or securities which are actively traded on a nationally recognized public market and have a readily ascertainable market value (which value shall be the amount of such Restricted Payment), unless Holt shall have received a report from an independent recognized appraiser as to the fair value of the property to be distributed or transferred, in which case the amount of such Restricted Payment shall be deemed to be the greater of its fair value (as determined by such appraiser) or its net book value on the books of Holt. Notwithstanding any of the foregoing provisions of this paragraph, neither Holt nor any Affiliate shall make any Restricted Payment if at the time or after giving effect thereto, there shall exist any Event of Default.

          (g) Maintenance of Combined Tangible Net Worth. Holt shall at all times maintain a Combined Tangible Net Worth of (i) not less than $31,051,000, plus 50% of Holt's Aggregate

Combined Net Income at the end of each fiscal year subsequent to the fiscal year ending December 31, 1991 and (ii) not less than 25% of Combined Long Term Indebtedness but in no event less than $31,051,000.

          (h) Limitation of Total Indebtedness. Neither Holt nor any of its Affiliates, including the Company and the other Guarantors, shall incur additional Indebtedness if, at the time such Indebtedness is incurred and after giving effect thereto and to any concurrent reduction of Indebtedness, Combined Indebtedness would exceed 400% of Combined Tangible Net Worth.

          (i) Times Interest Earned. The ratio of (i) Holt's Combined Net Income Before Interest and Taxes to (ii) Holt's Combined Interest Charges calculated as of the end of each fiscal quarter beginning December 31, 1991 for the period including such quarter and the immediately prior three fiscal quarters, combined, will be at least 1.35 for each of said periods.

          (j) Cash Flow. The Combined Cash Flow of Holt shall not be less than $7,000,000 at the end of any Fiscal Year, commencing January 1, 1991.

          (k) Limitation on Primary Debt. After the date hereof, neither Holt nor any Affiliate, including the Company and any other Guarantors, nor the Authority shall incur additional Indebtedness having a Lien on the Project Facilities or the Guarantor Project Facilities, or any part thereof, senior to any lien securing the Bonds or the obligations of the Company or any Guarantor under this Agreement or any of the Bond Documents, provided that Holt or any Affiliate may incur such Indebtedness with a senior Lien on the Guarantor Project Facilities in an aggregate amount of up to $5,000,000 without regard to any limitation or requirements otherwise stated under this Section 1.4(k), provided there shall not exist any Event of Default. After the date hereof, neither Holt nor any Affiliate, including the Company and the other Guarantors, nor the Authority shall incur additional Indebtedness having a Lien on the Project Facilities or the Guarantor Project Facilities, or any part thereof, of equal priority with any lien securing the Bonds or the obligations of the Company or any Guarantor under this Agreement or any of the Bond Documents if, at the time it is incurred and after giving effect thereto, (i) the Security Ratio would be less than 2.2 to 1; provided that no additional Senior Indebtedness (including interest which has accrued and is being deferred) shall be incurred without providing to the Trustee and to the Purchaser an appraisal performed not more than two years prior to such incurrence by an independent appraiser of recognized standing of the value of the property subject to the lien of the Mortgage or the Guarantor Mortgage, as applicable; or (ii) if, at the time of or after giving effect to the incurrence of such Indebtedness, there shall exist any Event of Default. Prior to the incurrence of any Senior Indebtedness by Holt or any

Affiliate, Holt shall furnish to the Trustee and the Purchaser a certificate of its chief financial officer demonstrating in reasonable detail compliance by Holt and such Affiliate with the provisions of this Section 1.4(k). In connection with the incurrence of Senior Indebtedness meeting the requirements of this Section 1.4(k), the Trustee shall execute and deliver a subordination of the Guarantor Mortgage or a parity agreement with respect to the Mortgage or the Guarantor Mortgage, as applicable, provided that no such agreement shall amend or modify any provisions of the Mortgage or the Guarantor Mortgage, but only the priority thereof.

          (1) Investments in Affiliates, Etc. Neither the Company nor any Guarantor nor any Affiliate shall purchase any capital stock or other security issued by, make any loan, advance, or extension of credit to, purchase any of the business or integral part of the business of, or otherwise make any investment in, any Affiliate, or any other Person if, immediately before or after giving effect thereto, there shall exist any Event of Default.

          (m) Compliance with ERISA. The Company, each Guarantor and each of their Affiliates shall meet all minimum funding requirements applicable to any Plans which are subject to ERISA or to Section 412 of the Code and will at all times comply in all material respects with the provisions of ERISA and
Section 412 of the Code which are applicable to the Plans. No Guarantor nor any Affiliate will permit any event or condition to exist which would permit any of the Plans which is not a multiemployer plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of such Guarantor or any Affiliate. Promptly after the occurrence of a "reportable event," as defined in Section 4043 of ERISA, or after any Guarantor or a Affiliate receives notice that the Pension Benefit Guarantee Corporation has instituted or intends to institute termination proceedings with respect to any Plan, and prior to the termination of any Plan by the administrator thereof, such Guarantor shall notify the Trustee and provide such documentation, data and other information with respect thereto as the Trustee at the written direction of the Owners of 25% in aggregate principal amount of the Bonds Outstanding shall reasonably request. The Trustee shall give written notice to the Owners of any notification received by it hereunder and shall provide to any Owner requesting same, access to, copies of or extracts from any documents, data or other written information received by it pursuant hereto.

          (n) Transactions with Related Parties. No Guarantor nor any Affiliate shall engage in or effect any transactions with any Related Party on a basis less favorable to the Company or such Affiliate, as the case may be, than would be the case if such transaction had been effected with a Person which was not a Related Party.

         SECTION 1.5 Representations and Warranties of the Company and Guarantors. The representations and warranties of the Company and the Guarantors set forth in Section 2.2 of that certain Loan Agreement dated as of March 2, 1992, among New Jersey Economic Development Authority, 777 Pattison Ave., Inc. and the Guarantors named therein are incorporated by reference herein and are made a part hereof as if such representations and warranties were set forth fully herein, except that each reference to the Company therein shall mean Refrigerated Enterprises, Inc.

                                   ARTICLE II

                        ACQUISITION OF PROJECT FACILITIES

         SECTION 2.1 Acquisition of Project Facilities, Possession and Quiet Enjoyment by Company. The Authority has acquired an interest in the Project Facilities by means of warranty deed (which deed has been recorded in the Office of Recorder of Deeds in and for the County). The Authority has delivered possession of the Project Facilities to the Company and the Company has assumed and does hereby continue to assume all risk of loss and damages with respect to the same. The Authority agrees that so long as no Event of Default hereunder or under the Indenture has occurred and is continuing, the Company, on performing the covenants and conditions contained herein, shall and may peaceably and quietly have, hold, enjoy and possess the Project Facilities, free from eviction or disturbance by the Authority or by any other person or persons claiming the same by, through or under the Authority. The Authority agrees that it will not convey, suffer or permit the conveyance of its interest in the Project Facilities, create any lien, encumbrance or charge upon the Project Facilities (other than the security intended to be given to the Trustee to secure the Authority's obligation under the Indenture) or grant any easement, license, right of way or other right or privilege in the nature of an easement on the Project Facilities, without the prior written consent of the Company; provided, however, that nothing in this Section 2.1 shall restrict the remedies of the Authority or its assigns if an Event of Default shall occur and be continuing.

         SECTION 2.2 Provisions with Respect to Title. Subject to the provisions of Sections 5.9 and 5.11 hereof, the Company agrees that title to the Project Facilities will remain in the Authority until settlement pursuant to Section 4.7 hereof, and that the Authority's title to the Project Facilities shall constitute ownership and not a security interest; provided, however, that, as between the Authority and the Company, the Company shall be the "owner" of the Project Facilities for federal, state and local income tax purposes and for financial accounting purposes, and the Company alone shall be entitled to deduct all depreciation on, and take any available tax credits in respect of, the Project Facilities on the Company's income tax returns to the extent permitted by law.

         SECTION 2.3 Compliance with Laws. The Company shall give or cause to be given all notices and comply or cause compliance with all laws, ordinances, municipal rules and regulations and requirements of any federal, state or local governmental entity, authority or agency applying to or affecting the Bonds, the Project Facilities, or any Additional Facilities, including compliance with any federal tax law requirements now or hereafter required in order for the interest payable on the Bonds to be excludable from the gross income of the Registered Owners thereof for federal income tax purposes and the Company will defend and save the Authority, its officers, members, agents and employees harmless from all penalties, fines or liabilities arising from the Company's failure to comply or cause compliance therewith. The Authority shall cooperate with the Company to the extent reasonably necessary to enable the Company to fulfill its obligations set forth in this Section 2.3; provided, however, that the Company shall have first made provision, to the Authority's satisfaction to save the Authority and its officers, members agents and employees harmless from all costs, expenses and liabilities in connection therewith.

         SECTION 2.4 Additions and Changes to the Project Facilities.

         (a) The Company may undertake to acquire and/or construct Additional Facilities. In such event and if no Event of Default has occurred and is continuing and subject in all events to the Company's covenants contained in Sections 1.4 and 3.4 hereof regarding, among other things, restrictive and prohibitive uses and limitations on "capital expenditures," the Company may request the Authority to, and the Authority may, at its election, proceed under the provisions of the Act to issue additional bonds in order to finance such Additional Facilities. If Additional Facilities are to be financed by the Authority, the Company shall obtain the Authority's approval and, if required by law or regulation, the approval of the Secretary of Commerce of the Commonwealth prior to the commencement of acquisition and construction. With regard to Additional Facilities to be financed pursuant to the terms of this Section 2.4(a), such Additional Facilities shall automatically become part of the Project Facilities subject in all respects to this Agreement.

         (b) Subject to Section 3.4 hereof, the Company may, at its option and at its own cost and expense, at any time and from time to time, undertake to acquire and/or construct such Additional Facilities to the Project Facilities as it may deem to be desirable for its uses and purposes, provided that: (i) such Additional Facilities shall constitute part of the Project Facilities and be subject to the liens and security interest created by the Indenture; and (ii) the Company shall not permit any alienation, removal, demolition, substitution, improvement, alteration or deterioration of such Additional Facilities or any other act that might materially impair or reduce the usefulness or value thereof, or the Authority's interest therein, or the security provided under the Indenture, without the prior written consent of the Trustee.

         (c) Upon written request of the Company, the Authority shall give a bill of sale, in quitclaim form, to the Company, and the Trustee shall execute termination statements for any filings made to perfect the security interests created by the Indenture and by Section 4.2 hereof for any chattel or fixture permanently removed or sold from the Project Facilities by the Company; provided, that any chattel or fixture so removed or sold shall be replaced by the Company by other property of similar value (but not necessarily having the same function) so that the original cost of all such chattels and fixtures so removed from the Project Facilities is never greater than the original cost of the property replacing the same, and provided further that such removal, after giving effect to such replacement, shall not materially impair the efficiency or utility of the Project Facilities for the purposes of the Company.

                                   ARTICLE III

                         CURRENT REFUNDING OF 1989 BONDS

         SECTION 3.1 Issuance of Bonds. In order to currently refund the 1989 Bonds in their entirety, the Authority will issue and sell the 1992 Bonds. The 1992 Bonds will be issued under the Indenture and may be sold at such time, in such an amount and for such price as may be approved by the Company. The liability of the Authority under the 1992 Bonds shall be limited to, and enforceable only to the extent of, its rights and duties hereunder or under the Indenture, or any amendment or supplement hereto or thereto. The 1992 Bonds shall be payable solely from payments made by the Company to the Trustee, as the Authority's assignee, and from funds lawfully available under the Indenture, as hereinafter provided; provided, however, that payments on the 1992 Bonds may be made from other moneys, if any, accruing to the Trustee or to the Authority in respect of the Project Facilities and there shall be no other liability or recourse against the Authority or any other property or assets now or hereafter owned by the Authority.

         SECTION 3.2 Use of Proceeds. The proceeds of the 1992 Bonds will be deposited with the Trustee, as assignee of the Authority, all as more fully set forth in Section 3.02 of the Indenture, and shall thereafter be applied by the Trustee, in the name and on behalf of the Authority, to the payment of all the Authority's obligations under and pursuant to the Indenture.

         SECTION 3.3 Compliance with Indenture. The Company covenants and agrees to do all things within its power (and at its sole cost and expense) in order to comply with and to enable the Authority to comply with all requirements and to fulfill all covenants of the Indenture and to enable the Company and the

Authority to comply on a continuing basis with all requirements of the Code and the Act to assure that the interest on the Bonds shall not be includible in the gross income of the holders of the Bonds for purposes of federal income taxation. So long as an Event of Default has not occurred, the Authority agrees that it will not amend or supplement the Indenture so as to increase the burdens or liabilities of the Company without the consent of the Company.

         SECTION 3.4 Bonds Not to Become Arbitrage Bonds and Compliance with Tax Code Requirements. The Company and Authority hereby covenant with the holders of the 1992 Bonds that it will (i) neither make nor instruct the Trustee to make any investment or other use of the amounts held in any fund or account under the Indenture, including the Bond Fund or Rebate Fund (as such terms are defined in the Indenture) or other proceeds of the 1992 Bonds that would cause the 1992 Bonds to be "arbitrage bonds" under Section 148 of the Code and that they will comply with the requirements of Section 4.04 of the Indenture and Section 148 of the Code and regulations promulgated thereunder throughout the term of the 1992 Bonds and (ii) comply or cause compliance with the provisions of the Tax Compliance Agreement and all laws, rules and regulations necessary in order for the interest or the 1992 Bonds to be excludable from the gross income of the holders of the 1992 Bonds.

                                   ARTICLE IV

                   SALE AND PURCHASE OF THE PROJECT FACILITIES

         SECTION 4.1 Sale and Purchase of the Project Facilities. The Authority hereby agrees to sell to the Company, and the Company hereby agrees to purchase from the Authority, the Project Facilities, under and subject nevertheless to all easements, covenants, reversions, conditions and restrictions existing at the time of settlement pursuant to Section 4.7 hereof, for the Purchase Price set forth in Section 4.3 hereof. The Company and the Authority intend that all the Project Facilities shall be sold by the Authority to the Company under and pursuant to this Agreement.

         SECTION 4.2 Security Interest. The Company, to secure its obligations hereunder, hereby assigns, transfers, sets over and grants to the Authority a security interest in all the Company's right, title and interest in and to the Project Facilities (including, without limitation, all furnishings, furniture, machinery, appliances, apparatus, equipment, structures, devices, fixtures and all substitutions and replacements therefor which constitute furniture, machinery or equipment), whether now owned or hereafter acquired by the Company or the Authority and located on the Property, of every kind and description, tangible or intangible, including any Additional Facilities, together with all additions and accessions thereto, all cash and noncash proceeds therefrom (including insurance proceeds) and all substitutions and replacements therefor; excluding, however all personal property that is not a fixture.

         SECTION 4.3 Payment of Purchase Price.

         (a) The purchase price (the "Purchase Price") to be paid by the Company for the Project Facilities will be an amount equal to the principal of, premium, if any, and interest on the Bonds issued by the Authority. The Purchase Price shall be payable in installments that, as to amount, correspond to the payments of the principal of, premium, if any, and interest on the Bonds; provided, however, that such installments shall be reduced to the extent that other moneys are available for the payment of debt service in funds held by the Trustee on such dates and a credit in respect thereof has been granted pursuant to the terms of this Agreement and the Indenture. Payment of the Purchase Price shall be made by the Company with the Company's funds, except to the extent a credit in respect thereof has been granted pursuant to the terms of this Agreement and the Indenture. It is the intention of the Authority and the Company that, notwithstanding any other provision of this Agreement, the Authority shall receive funds from the Company under this Agreement at such times and in such amounts as will enable the Authority to meet all of its obligations under the Bonds and the Indenture, including any such obligations surviving the payment of the Bonds and the defeasance of the Indenture. The Purchase Price payable under this Section 4.3(a) shall be appropriately reduced (i) after a redemption required or permitted by the Indenture or the Bonds has been made and (ii) as otherwise permitted under the Indenture.

         (b) All payments of the Purchase Price and other sums due and payable by the Company under this Agreement shall be absolutely net to the Authority or the Trustee, as applicable, free of any taxes, costs, liabilities or other deductions whatsoever with respect to the Project Facilities and the maintenance, repair, rebuilding, use or occupation thereof or any portion thereof, so that this Agreement shall yield all amounts due hereunder net to the Authority or the Trustee throughout the term hereof.

         (c) The Company hereby covenants to make all required payments into the Rebate Fund as provided for in Section 4.04 of the Indenture.

         SECTION 4.4 Acceleration of Payment to Redeem Bonds. Whenever the Bonds are subject to optional redemption or extraordinary optional redemption pursuant to the Indenture and the provisions hereof, the Authority will, upon request of the Company, direct the Trustee to call the same for redemption as provided in the Indenture. Whenever any series of Bonds is subject to mandatory sinking fund redemption, mandatory redemption or special mandatory redemption pursuant to the

Indenture, the Company will cooperate with the Authority and the Trustee in effecting such redemption. In the event of any redemption of the Bonds, the Company will pay to the Trustee an amount equal to the applicable redemption price as a prepayment of that portion of the Purchase Price corresponding to the Bonds to be redeemed together with interest accrued to the date of redemption. In all events the Company agrees to pay all fees and expenses of the Authority and the Trustee arising with respect to such redemption or otherwise which are due and owing hereunder or under the Indenture.

         SECTION 4.5 Extraordinary Redemptions; Special Mandatory Redemptions.

         (a) If, during the term of this Agreement, (i) any federal, state or local body exercising governmental or judicial authority shall have taken any action that results in unreasonable burdens or excessive liabilities, including without limitation taxes not presently levied, with respect to the Project Facilities or the ownership or operation thereof, that in the Company's judgment render the Project Facilities or the operation thereof impractical or uneconomic or (ii) all or a part of the Project Facilities shall be subject to damage, destruction or condemnation that in the Company's judgment render the Project Facilities or the operation thereof impractical or uneconomic, then the Company may, at its election, and within one (1) year after the date of such governmental or judicial action, in the case of an event covered by clause (i) above, or the Company may, at its election, in accordance with the provisions of
Section 5.5 hereof, in the case of an event covered by clause (ii) above, request the Authority to direct the Trustee to call all Bonds then outstanding for extraordinary optional redemption pursuant to the terms of the Bonds and of the Indenture and shall pay the applicable redemption price in accordance with the provisions hereof.

         (b) If, during the term of this Agreement, the Trustee receives written notice of a Determination of Taxability with respect to the Bonds outstanding from the Company, the applicable determining authority or any holder of Bonds who has received notice from the applicable determining authority of a Determination of Taxability, the Trustee shall, as promptly as practicable and in no event any later than one hundred fifty (150) days after receipt of such notice, call all Bonds then outstanding for special mandatory redemption pursuant to the terms of the Bonds and of the Indenture and the Company shall pay the applicable redemption price in accordance with the provisions hereof.

         SECTION 4.6 No Defense or Set-Off. The obligations of the Company to make payments of the Purchase Price shall be absolute and unconditional without any defense or set-off by reason of any default by the contractors under any contracts regarding the Project Facilities or by the Authority under this

Agreement or under any other agreement between the Company and the Authority or for any other reason, including without limitation failure to complete the Project Facilities, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project Facilities, invalidity or unenforceability of the 1992 Bonds, commercial frustration of purpose or failure of the Authority to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required of the Company hereunder will be paid in full when due without any delay or diminution whatsoever.

         SECTION 4.7 Settlement. Settlement for the Project Facilities shall take place within thirty (30) days after the date of final payment by the Company of all amounts to be paid by the Company under the terms of this Agreement (provided that the Authority shall have paid or provided for the payment of all amounts due and owing under the Indenture and the Indenture shall have been defeased in accordance with its terms), provided that the Company is not in default hereunder and provided that settlement shall be held only after the Company gives ten (10) days' prior written notice to the Authority of said settlement. At settlement, the Authority will assign to the Company all of its right, title and interest in and to the Project Facilities and will convey to the Company by bill of sale the personal property that constitutes the Project Facilities and by special warranty deed the real estate that constitutes the Project Facilities, excepting, however, any part of the Project Facilities taken by eminent domain (or conveyed by a bona fide sale in lieu thereof) during the term of this Agreement and subject, nevertheless, to all easements, covenants, reversions, conditions and restrictions existing at the time of the conveyance to the Authority pursuant to Section 2.1 hereof, or thereafter created or permitted by the Company or by the Authority with the Company's consent. The Company agrees to pay all taxes, charges and costs, including but not limited to real estate transfer taxes, if any, legal fees, recording fees, notary fees and any other similar fees and charges that must be paid in order to complete settlement and in connection with the conveyance of the interest of the Authority in the Project Facilities from the Authority to the Company hereunder and, with respect to the Indenture and any other mortgage created by the Authority with the Company's consent, all mortgage satisfaction costs and fees. In the event the Company refuses to take and record title to the Property within the aforesaid thirty (30) day period, the Company shall pay to the Authority, or its agent, a service charge of One Hundred Dollars and No Cents ($100.00) per month until such time as the Company accepts and records title to the Property.

         SECTION 4.8 Assignment of Authority's Rights. As security for the payment of the Bonds, the Authority and the Company will assign to the Trustee all their respective rights under this Agreement (except the rights of the Authority to receive payments under Sections 5.4 and 5.6 hereof). The Company consents to such assignments and agrees to make payments of the Purchase Price under Section 4.3 and Section 4.4 hereof directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Trustee.

                                    ARTICLE V

                 SPECIAL COVENANTS OF THE COMPANY AND GUARANTORS

         SECTION 5.1 Maintenance and Operation of the Project Facilities.

         (a) During the term of this Agreement, the Company will at its own cost and expense (i) keep and maintain, or cause to be kept and maintained, in good repair and condition (excepting reasonable wear and tear) the Project Facilities and all additions and improvements thereto, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, environmental and safety ordinances, laws and rules and regulations promulgated thereunder, and (ii) pay, or cause to be paid, any utility charges and other costs and expenses arising out of its occupancy of the Project Facilities.

         (b) The Company agrees to timely pay for any improvements to the Project Facilities lawfully done or lawfully ordered to be done by any municipal, state or federal authority and to comply in all material respects at its own cost and expense with all lawful and enforceable notices received (whether by the Authority or the Company) from public authorities from and after the date hereof that affect the Project Facilities and the use and operation thereof, other than those improvements, orders and notices, the amount, validity or application of which is at the time being contested, in whole or in part, in good faith by appropriate proceedings promptly initiated and diligently conducted.

         SECTION 5.2 Maintenance of Existence. So long as settlement pursuant to
Section 4.7 hereof has not occurred, the Company will maintain its existence as a Pennsylvania corporation and its status as an entity authorized to conduct business in the Commonwealth of Pennsylvania, except that it may consolidate, merge, dissolve or otherwise dispose of all or substantially all of its assets in accordance with Section 5.11 hereof.

         SECTION 5.3 Payment of Trustee's Compensation and Expenses. The Company will, under the provisions of this Agreement, pay the Trustee's reasonable compensation and expenses under the Indenture (including without limitation fees and expenses in connection with services rendered by the Trustee in accordance with Article VIII or IX of the Indenture), including all costs of redeeming Bonds thereunder, and will indemnify the Trustee, as provided in
Section 9.04 of the Indenture.

         SECTION 5.4 Payment of Authority's Expenses. The Company will, under the provisions of this Agreement, pay the Authority's standard administration fees and the reasonable expenses incurred by the Authority in connection with the issuance of the Bonds and the performance by the Authority of its functions and duties under this Agreement and the Indenture including but not limited to
(i) a monthly service charge of Four Hundred Dollars ($400), payable on the first day of each month commencing June 1, 1992; (ii) in the event the Company prepays all of a portion of the purchase price due hereunder, a prepayment penalty in an amount equal to 1/2 of 1% of the amount prepaid; and (iii) any and all other expenses incurred in connection with the authorization, issuance, sale and delivery of any such Bonds or incurred by the Authority in connection with any litigation which may at any time be instituted involving this Agreement, the Bonds, the Indenture or any of the other documents contemplated thereby, or incurred in connection with the supervision or inspection of the Agreement, or otherwise in connection with this Agreement, the Indenture, the Bonds, or any of the other documents, instruments or agreements in connection therewith. Notwithstanding anything contained in this Section 5.4 to the contrary, the Company shall not be required to pay a prepayment penalty as provided in paragraph (ii) above, if (i) the Bonds are refunded by bonds issued by the Authority or a successor thereof, or (ii) the Bonds are called for redemption under Section 6.01(b) or 6.01(e), of the Indenture.

         SECTION 5.5 Destruction, Damage and Eminent Domain; Disposition of Casualty Insurance and Condemnation Award Proceeds.

         (a) If the Project Facilities shall be wholly or partially destroyed or damaged by fire or other casualty covered by insurance, or shall be wholly or partially condemned, taken or injured by any Person, including any Person possessing the right to exercise the power of or a power in the nature of eminent domain or shall be transferred to such a Person by way of a conveyance in lieu of the exercise of such power by such a Person, the Authority and the Company covenant that they will take all actions and will do all things which may be necessary to enable recovery to be made upon such policies of insurance or on account of such taking, condemnation, conveyance, damage or injury. The Company is authorized, in its own name, as trustee of an express trust, to demand, collect, sue, settle claims, receipt and release monies which may be due and payable under policies of insurance covering such damage or destruction or on account of such condemnations, damage or injury. Any moneys recovered (i) on policies of insurance required to be maintained hereunder or (ii) as a result of any taking, condemnation, conveyance, damage or injury shall be deposited in a separate trust fund to be held by the Trustee under the Indenture and shall be applied in accordance with the provisions of this Section 5.5.

         (b) Any appraisement or adjustment of loss or damage and any settlement or payment therefore, shall be agreed upon by the Authority, the Company, and the appropriate insurer or condemnor or Person, shall be evidenced to the Authority and the Trustee by the certificate and approvals set forth in the Indenture. The Authority and the Trustee may rely conclusively upon such certificates.

         (c) After the occurrence of loss or damage to, or after receipt of notice of condemnation of, the Project Facilities, the Company shall within five
(5) Business Days thereof notify the Authority and the Trustee in writing, of
(i) the nature of such damage or loss or (ii) the receipt of such notice.

         (d) As long as the Company is not in default under the terms of this Agreement, the Company may elect, in its discretion, whether to apply the proceeds of any casualty insurance coverage and/or condemnation awards to (i) the repair, reconstruction or replacement of damaged, destroyed or injured property comprising the Project Facilities or (ii) the redemption of Bonds pursuant to the applicable provisions of the Indenture. Absent timely direction from the Company as to the application of any casualty insurance coverage and/or condemnation awards or if the Company shall be in default under the terms of this Agreement, the Trustee may elect in its sole discretion to either apply the proceeds thereof (i) to the extraordinary redemption of the Bonds pursuant to the applicable provisions of the Indenture or (ii) to the repair, reconstruction or replacement of damaged, destroyed or injured property comprising the Project Facilities. For purposes of the preceding sentence, "timely direction" shall mean 30 days after the Company has agreed, in connection with any damage to or condemnation of the Project Facilities, upon the settlement or payment with respect to any appraisement or adjustment of loss or damage, as appropriate.

         SECTION 5.6 Indemnity Against Claims.

         (a) The Company agrees that at all times it will protect and hold the Authority and the Purchaser and their officers, members, employees and agents, past, present and future, harmless and indemnified from and against all claims for losses, damages or injuries to the Trustee or others, including death, personal injury and property damage or loss, arising during the term hereof or during any other period when the Authority has, had or shall have any interest in the Project Facilities or arising out of the use thereof or any activity conducted thereon or in any other manner connected therewith, directly or indirectly, including but not limited to claims arising out of the acquisition, construction, installation, equipping and operation of the Project Facilities; and the Authority and the Purchaser, and their officers, members, employees and agents, past, present and future, shall not be liable for any loss, damage or injury to the person or property of the Company or its agents, servants or employees or any other person who or that may be upon the Project Facilities or damaged or injured as a result of any condition existing or activity occurring upon the Project Facilities or any other matter connected directly or indirectly therewith due to any act or negligence of any person, excepting only willful misconduct or gross negligence of the Authority, and its officers, agents, members or employees, past, present and future.

         (b) The Company hereby covenants and agrees that it will indemnify the Trustee against any and all claims arising out of the Trustee's exercise and performance of powers and duties granted unto it by the Indenture and hereunder in good faith and without negligence.

         (c) The Company will indemnify, hold harmless and defend the Authority and the Trustee and the respective officers, members, directors, employees and agents of each of them, past, present and future (the "Indemnified Parties") and the Purchaser, against all loss, costs, damages, expenses, suits, judgments, actions and liabilities of whatever nature, including, specifically, (i) any liability under any state or federal securities laws (including but not limited to attorney's fees, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) (in case of such liability only as to the Indemnified Parties) and (ii) any and all costs and expense arising out of, or from, any state or federal environmental laws (including, without limitation, costs of remediation, attorney's fees litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) directly or indirectly resulting from or arising out of or related to: (i) the design, construction, installation, operation, use, occupancy, maintenance or ownership of the Project Facilities (including compliance with laws, ordinances and rules and regulations of public authorities relating thereto); or (ii) any statements or representations made by the Company with respect to the Company, the Refunding Project, this Agreement, the Bonds, the Indenture or any other document or instrument delivered at or in connection with the closing held this day (including any statements or representations made by the Company in connection with the offer or sale thereof) made or given to the Authority, the Trustee or any underwriters or purchasers of any of the Bonds, by the Company or any of its directors, officers, agents or employees, including but not limited to, statements or representations of facts, financial information or corporate affairs. The Company also will pay and discharge and indemnify and hold harmless the Authority and the Trustee from (i) any lien or charge upon payments by the Company to the Authority and the Trustee under this Agreement and (ii) any taxes (including, without limitation, any ad valorem taxes and sales taxes, assessments, impositions and other charges in respect of any portion of the Project Facilities). If any such claim is asserted, or any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges are sought to be imposed, the Authority or the Trustee will give prompt notice to the Company, and the Company will have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

         (d) If the indemnification provided herefor is for any reason determined to be unavailable to the Authority, the Trustee or the Purchaser, then, with respect to any such loss, claim, demand or liability, including expenses in connection therewith, the Authority and the Trustee, as appropriate, shall be entitled as a matter of right to contribution by the Company. The amount of such contribution shall be in such proportion as is appropriate to reflect relative culpability of the parties.

         SECTION 5.7 Taxes, Other Governmental Charges, Utility Charges and Payments in Lieu of Taxes and Assessments. The Company shall pay, or cause to be paid, as the same become due, all taxes, assessments (whether general or special) and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project Facilities, including any equipment or related property installed or brought by the Company therein or thereon (including without limitation any taxes levied upon or with respect to the revenues or income of the Authority from the Project), and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project Facilities; provided, that with respect to special assessments or other governmental charges that lawfully may be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term hereof. If the Project Facilities are not taxed or assessed because of any interest the Authority may have in respect thereof, the Company shall pay to the political subdivisions, including the county, municipality and school district in which the Project Facilities are located, an amount equal to the ad valorem taxes and other assessments or tax levies that would be due and payable if title to the Project Facilities were held in the name of the Company. Such amounts in lieu of taxes and assessments shall be payable by the Company directly to the political subdivisions in which the Project Facilities are located. The Company may, at its expense, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, unless by nonpayment of any such items the lien of the Indenture will be materially endangered or the Project Facilities or any part thereof will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid promptly. The Authority will cooperate fully with the Company in any such contest. The Company also agrees to comply at its own cost and expense with all notices received from public authorities from and after the date hereof. In the event that the Company shall fail to pay any of the foregoing items required by this Section 5.7 to be paid by the Company, the Authority or the Trustee may (but shall be under no obligation to) pay the same and any amounts so advanced therefor by the Authority or the Trustee shall become an additional obligation of the Company to the one making the advance, which amounts, together with interest thereon at a rate equal to the then applicable rate on the 1992 Bonds from the date thereof, the Company agrees and covenants to pay, and such amounts and interest shall be considered to be additional indebtedness secured hereby.

         SECTION 5.8 Insurance.

         (a) The Company covenants to provide and continuously maintain, unless otherwise herein provided, adequate insurance on the Project Facilities and all parts thereof and operations conducted therein and thereon in such manner and against such loss, damage and liability, including liability to third parties, as is customary with property owners in the same or similar business in the Commonwealth. Without limiting the generality of the foregoing sentence, such insurance shall include, without limitation:

          (i) Public liability insurance insuring against any and all liability or claims of liability out of, occasioned by, or resulting from any accident or otherwise resulting in or about the Project Facilities, in a minimum amount of $5,000,000 for the death of or bodily injury to one person, $5,000,000 for the death of or bodily injury in any one accident or occurrence and $5,000,000 for loss or damage to the property of any Person or Persons, provided, however, that in the event the Company is unable at any time to obtain such insurance in such amount, the failure of the Company to obtain such insurance shall not constitute an Event of Default hereunder so long as the Company obtains such insurance in such lesser amounts as is available;

          (ii) Property damage and broad form fire and extended coverage insurance with respect to the Property and insurance insuring against such other hazards, casualties and contingencies as the Authority and the Purchaser may require, which insurance shall provide coverage at replacement cost and with no provisions for coinsurance penalties and shall be in an amount equal to the lesser of (i) $7,000,000, or (ii) the aggregate principal amount of the 1992 Bonds and any Senior Indebtedness secured by the Project Facilities; and

          (iii) If the Property is required to be insured pursuant to the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, flood insurance with respect to the Property in an amount not less than $7,000,000 or the maximum limit of coverage available, whichever amount is less.

         (b) Any insurance hereunder shall be written by insurance companies authorized or licensed to do business in the Commonwealth and shall be on such forms and written by such companies as shall be approved by the Authority and the Purchaser. Such insurance coverage may be effected under overall blanket or excess coverage policies of the Company provided that the Company shall not be deemed to be a co-insurer thereunder. Each insurance policy maintained pursuant to this Agreement shall contain a provision to the effect that such policy shall not be cancelled or altered unless the Trustee is notified at least fifteen (15) days prior to such cancellation or alteration. At least thirty (30) days prior to the expiration of any such policy, the Company shall furnish evidence satisfactory to the Trustee that such policy has been renewed or replaced or is no longer required by this Agreement.

         (c) Each insurance policy maintained pursuant to this Agreement and providing insurance against loss of or damage to property shall be written or endorsed so as to name the Trustee and the Authority as additional insureds as their interests may appear and to have the proceeds thereof payable directly to the Trustee as loss payee. Each policy providing public liability coverage shall be written or endorsed so as to name the Trustee and the Authority as additional insureds.

         (d) Duplicate copies of any insurance policies and evidence of renewal or replacement thereof shall promptly be furnished to the Trustee for its records. Evidence of the payment of the first year's premiums on such policies shall be delivered to the Trustee on the Closing Date. Thereafter, the Company shall deliver to the Trustee evidence of the payment of all additional premiums prior to the expiration or renewal dates of all such policies.

         (e) In the event of loss or damage to the Project Facilities, the proceeds of any insurance provided hereunder shall be deposited with the Trustee and applied as set forth in Section 5.5 hereof, and in the event of a public liability occurrence, the proceeds of any insurance provided hereunder shall be applied towards satisfaction of such liability.

         SECTION 5.9 Prohibition of Liens. Without the prior written consent of the Trustee, the Company shall not create or suffer to be created by any other person any lien or charge upon the Project Facilities or any part thereof other than in favor of the Authority or the Trustee. The Company further agrees to pay or cause to be discharged or make adequate provision to satisfy and discharge, within sixty (60) days after the same shall become due, any such lien or charge and also all lawful claims or demands for labor, materials, supplies or other charges that, if unpaid, might be or become a lien upon the Project Facilities or any part thereof; provided, however, that nothing in this Section 5.9 shall require the Company to pay or cause to be discharged or make provision for any such lien or charge so long as the validity thereof shall be diligently contested in good faith and so long as the Project Facilities or any part thereof are not subject to loss or forfeiture. The Authority shall cooperate with the Company in any such contest.

         SECTION 5.10 Granting of Easements. If no Event of Default under this Agreement has occurred and is continuing, the Company may, notwithstanding anything contained herein to the contrary, at any time or times, with the prior written consent of the Trustee (which shall not be unreasonably withheld), grant easements, licenses, rights of way and other rights or privileges in the nature of easements with respect to any property included in the Project Facilities, free from the lien of this Agreement or the Indenture, or release existing easements, licenses, rights of way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Company shall determine, and the Authority agrees that, within a reasonable amount of time following such grant or release, it will execute and deliver and will cause and direct the Trustee, within a reasonable amount of time following such grant or release, to execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right of way or other right or privilege, upon receipt by the Authority and the Trustee of:

         (a) A copy of the instrument of grant or release;

         (b) A written application signed by the Company requesting such instrument; and

         (c) A certificate executed by the Company, and such other persons as the Authority or the Trustee may reasonably require, stating that such grant or release is not detrimental to the proper conduct of the business of the Company and that such grant or release will not impair the effective use or interfere with the efficient and economical operation of the Project Facilities and will not in any material respect weaken, diminish or impair the security intended to be given by or under the Indenture.

         If the instrument of grant shall so provide, any such easement or right and rights of such other parties thereunder shall be superior to the rights of the Authority and the Trustee under this Agreement and the Indenture and shall not be affected by any termination of this Agreement or default on the part of the Company hereunder. If no Event of Default has occurred and is continuing, any payments or other consideration received by the Company for any such grant shall be and remain the property of the Company, but if an Event of Default has occurred and is continuing, all rights then existing of the Company with respect to or under such grant shall inure to the benefit of and be exercisable by the Authority and the Trustee.

         SECTION 5.11 Merger and Consolidation; Liquidation and Dissolution. The Company agrees that it will maintain its existence as a Pennsylvania corporation, will maintain its status as an entity authorized to conduct business in the Commonwealth of Pennsylvania, and will not sell, assign, transfer or otherwise dispose of all or substantially all of its assets. The Company may merge with or into or consolidate with another entity, and the Project Facilities or this Agreement may be transferred without violating this
Section 5.11 provided (i) the net worth of the surviving, resulting or transferee company following the merger consolidation or transfer is equal to or greater than the net worth of the Company immediately preceding the merger, consolidation or transfer; (ii) any litigation or investigations in which the surviving, resulting or transferee company or its officers and directors are involved, and any court, administrative or other orders to which the surviving, resulting or transferee company or its officers and directors are subject, relate to matters arising in the ordinary course of business; (iii) the merger, consolidation or transfer shall not impair the excludability of interest paid on the Bonds from the gross income of the Owners thereof for purposes of federal income taxation pursuant to an opinion of Nationally Recognized Bond Counsel;
(iv) the surviving, resulting or transferee company assumes in writing the obligations of the Company under this Agreement and the Bond Documents; (v) after the merger, consolidation or transfer the Project Facilities shall be operated as an authorized project under the Act and (vi) the provisions of
Section 1.4(d) are met.

         SECTION 5.12 Compliance with Laws. With respect to the Project Facilities and any additions, alterations or improvements thereto, the Company will at all times comply with all applicable requirements of federal, state and local laws and with all applicable lawful requirements of any agency, board, or commission created under laws of the Commonwealth or of any other duly constituted public authority, and will use, and permit the use of, the Project Facilities only for such purposes as are lawful under the Act; provided, however, that the Company shall be deemed in compliance with this Section 5.12 so long as it is contesting in good faith any such requirement by appropriate legal proceedings.

         SECTION 5.13 Recording Statements. This Agreement (or a memorandum hereof) shall be recorded in the office for the recording of deeds in and for the County, and in such other place or places as may be required by law, it being the intention of the parties hereto that the Mortgage shall first be recorded and that this Agreement (or a memorandum hereof) shall be recorded immediately after such Mortgage. The Company shall, at its own expense, cause financing statements under the Pennsylvania

Uniform Commercial Code to be filed in the places required by law in order to perfect the security interests created by Section 4.2 hereof, naming the Trustee as secured party.

         SECTION 5.14 Notice of Bankruptcy Case Commencement. The Company covenants and agrees that it shall immediately notify the Authority and the Trustee of the commencement of any case by or against it under the Bankruptcy Code.

         SECTION 5.15 Authority is Conduit Issuer; Company is Real Party in Interest; Covenant Not to Sue.

         (a) The Company hereby expressly acknowledges that the Authority is a conduit issuer and that all of the, right, title and interest of the Authority in and to this Agreement are to be assigned to the Trustee (except for the right of the Authority to receive its reasonable fees and expenses and to indemnification), naming the Trustee its true and lawful attorney for and in its name to enforce the terms and conditions of this Agreement. Notwithstanding any other provision contained herein, the Company hereby expressly agrees, acknowledges and covenants that to the extent practicable it shall duly and punctually perform or cause to be performed each and every duty and obligation of the Authority hereunder and under the Indenture.

         (b) The Company shall neither sue the Authority, or any of its members, officers, agents or employees, past, present or future, for any costs, damages, expenses, suits, judgments, liabilities, claims, losses, demands, actions or nonactions based upon this financing or sustained in connection with or as a result of this financing nor ever raise as a defense in any proceedings whatsoever that the Authority is the true party in interest. Notwithstanding any other provisions of this Agreement, the Company shall be entitled to (i) bring an action of specific performance against the Authority to compel any action required to be taken by the Authority hereunder or an action to enjoin the Authority from performing any action prohibited by this instrument, but no such action shall in any way impose pecuniary liability against the Authority or any of its members, officers, agents or employees, past, present and future, (ii) join the Authority in any litigation if such joinder is necessary to pursue any of the Company's rights, provided that prior to such joinder, the Company shall post such security as the Authority may require to further protect the Authority from loss and (iii) pecuniary remuneration from the Authority for damage or loss suffered by the Company by reason of the gross negligence or willful misconduct of the Authority or any of its members, officers, agents or employees, past, present or future.

         SECTION 5.16 Certain Environmental Matters. (a) The Company represents and warrants to the Authority that to the best of its knowledge there has been no treatment, disposal or release of any Hazardous Substances (hereinafter defined) at the Property and the Company covenants that, upon the request of the Authority in the event that any liability is imposed on the Authority pursuant to, or any remedial action is required by, an action arising out of 42 U.S.C. Section 9607 ("CERCL") or any other applicable similar federal, state or local law (collectively with CERCL, "Environmental Laws"), the Company will post a bond, or obtain other security satisfactory to the Authority, in an amount equal to the greater of: (i) 1.5 times the amount in controversy in a proceeding commenced under such Environmental Laws, and (ii) the estimated cost of any remedial action required to be taken by the Authority pursuant to an order or mandate of a federal, state or local governmental body or agency under such Environmental Laws.

         SECTION 5.17 Indemnification for Hazardous Materials. The Company and each Guarantor, jointly and severally, covenants and agrees, at its sole cost and expense, to indemnify, protect and save the Indemnified Parties and the Purchaser (the "Indemnitees") harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys' and experts' reasonable fees and disbursements) of any kind or of any nature whatsoever (collectively, the "Indemnified Matters") which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitees and arising from or out of:

         (a) any hazardous materials, as defined under any Laws as defined below, on, in, under or affecting all or any portion of the property subject to the Mortgage or any surrounding areas (but in the case of hazardous materials in surrounding areas, only if the source of such materials is or is alleged to be the Company, any Guarantor or the Mortgaged Premises), or

         (b) the enforcement of this paragraph or the assertion by the Company or any Guarantor of any defense to its obligations hereunder (except the successful defense of actual performance not subject to further appeal), whether any of such matters arise before or after the Closing Date or before or after foreclosure of the Mortgage or other taking of title to the Company's or any Guarantor's interest in all or any portion of the Mortgaged Premises by Indemnitees or any affiliate of Indemnitees. Indemnified Matters shall include, without limitation, all of the following: (i) the costs of removal of any and all hazardous materials from all or any portion of the property or any surrounding areas (except that the indemnity provided for under this paragraph shall not cover the costs of such removal unless either (a) such removal is required by any federal or state law, regulation or regulatory agency ("Laws") or (b) any present or future use, operation, development, construction, alteration or reconstruction of all or any portion of the Mortgaged Premises is or would be conditioned in any way upon, or is or would be limited in any way until the completion of, such removal in accordance with any Laws), (ii) additional costs required to take necessary precautions as required by law to protect against the release of hazardous materials on, in, under or affecting the Mortgages Premises into the air, any body of water, any other public domain or any surrounding areas and
(iii) costs incurred to comply, in connection with all or any portion of the Mortgaged Premises or any surrounding areas, with all applicable laws with respect to hazardous materials. If any Indemnitee or any affiliate of an Indemnitee takes title to the Company's or any Guarantor's interest in the Guarantor Project Facilities at a foreclosure sale, at a sale pursuant to a power of sale under the Guarantor Mortgage or by deed in lieu of foreclosure or otherwise, then the indemnity provided for under this paragraph shall not apply to hazardous materials which are initially placed on, in or under all or any portion of the Guarantor Project Facilities after the date Indemnitee or such affiliate so takes title to such interest in the Guarantor Project Facilities. At any time during the six months prior to any such foreclosure sale, sale pursuant to a power of sale under the Guarantor Mortgage or by deed in lieu of foreclosure or otherwise by which any Indemnitee or affiliate takes title to such interest in the Guarantor Project Facilities, such Indemnitee or affiliate shall have the right, at its sole discretion and at the Company's and the Guarantor's sole cost and expense, to have performed an environmental site assessment of the Guarantor Project Facilities to determine whether any hazardous materials are present.

         SECTION 5.18 Additional Covenants of the Guarantors.

         (a) Taxes, Other Governmental Charges and Utility Charges.

               (i) Each of the Guarantors covenants that it and each of its Affiliates shall duly and punctually pay all taxes, assessments (including deficiency assessments), and governmental charges or levies of any kind whatsoever ("Taxes") imposed on it or on its respective income or profits or on any of its respective properties or assets, including, without limiting the generality of the foregoing, any taxes levied upon the Guarantor Project Facilities which, if not paid, will become a Lien or charge upon the Guarantor Project Facilities or upon any payment pursuant to this Installment Sale Agreement, prior to the date on which penalties attach thereto. Each of the Guarantors shall also pay all utility, water and sewer rents, and other charges incurred in connection with the Guarantor Project Facilities and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a Lien on the Guarantor Project Facilities or any of its assets.

               (ii) Any Guarantor may, at its own expense and in its own name and in good faith, contest any such taxes, assessments, and other charges, provided that such contest shall not result in a lien being placed on the Guarantor Project Facilities or any part thereof or result in the Guarantor Project Facilities being subject to loss or forfeiture, and further provided that such Guarantor gives notice in writing of such contest to the Trustee. Nothing herein shall preclude any Guarantor, at its own expense and in its own name and behalf, from applying for any tax exemption allowed by the federal government, the State, or any political subdivision which grants or may grant such tax exemption.

         (b) Insurance Required.

               (i) Holt and 777 Pattison Ave., Inc. covenant to provide and continuously maintain, unless otherwise herein provided, adequate insurance on the Guarantor Project Facilities and all parts thereof and operations conducted therein and thereon in such manner and against such loss, damage and liability, including liability to third parties, as is customary with property owners in the same or similar business in the State of New Jersey. Limiting the generality of the foregoing sentence, such insurance shall include, without limitation:

                    (1) Public liability insurance insuring against any and all liability or claims of liability out of, occasioned by, or resulting from any accident or otherwise resulting in or about the Guarantor Project Facilities, in a minimum amount of $5,000,000 for the death of or bodily injury to one person, $5,000,000 for the death of or bodily injury in any one accident or occurrence and $5,000,000 for loss or damage to the property of any Person or Persons, provided, however, that in the event Holt and 777 Pattison Ave., Inc. are unable at any time to obtain such insurance in such amount, the failure of Holt and 777 Pattison Ave., Inc. to obtain such insurance shall not constitute an Event of Default hereunder so long as Holt and 777 Pattison Ave., Inc. obtain such insurance in such lesser amounts as is available;

                    (2) Property damage and broad form fire and extended
               coverage insurance with respect to the New Jersey Facilities and insurance insuring against such other hazards, casualties and contingencies as the Authority and the Purchaser may require, which insurance shall provide coverage at replacement cost and with no provisions for coinsurance penalties and shall be in an amount equal to the lesser of

               (i) $40,000,000, or (ii) the aggregate principal amount of the 1992 Bonds and any Senior Indebtedness secured by the Guarantor Project Facilities; and

                    (3) If the New Jersey Facilities are required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, flood insurance with respect to the New Jersey Facilities in an amount not less than $7,000,000 or the maximum limit of coverage available, whichever amount is less.

               (ii) Any insurance hereunder shall be written by insurance companies authorized or licensed to do business in the State of New Jersey and shall be on such forms and written by such companies as shall be approved by the Purchaser. Such insurance coverage may be effected under overall blanket or excess coverage policies of Holt and 777 Pattison Ave., Inc. provided that Holt and 777 Pattison Ave., Inc. shall not be deemed to be a co-insurer thereunder. Each insurance policy maintained pursuant to this Agreement shall contain a provision to the effect that such policy shall not be cancelled or altered unless the Trustee is notified at least fifteen (15) days prior to such cancellation or alteration. At least thirty (30) days prior to the expiration of any such policy, Holt and 777 Pattison Ave., Inc. shall furnish evidence satisfactory to the Trustee that such policy has been renewed or replaced or is no longer required by this Agreement.

               (iii) Each insurance policy maintained pursuant to this Agreement and providing insurance against loss of or damage to property shall be written or endorsed so as to name the Trustee as an additional insured as its interest may appear and to have the proceeds thereof payable directly to the Trustee as loss payee. Each policy providing public liability coverage shall be written or endorsed so as to name the Trustee as an additional insured.

               (iv) Duplicate copies of any insurance policies and evidence of renewal or replacement thereof shall promptly be furnished to the Trustee for its records. Evidence of the payment of the first year's premiums on such policies shall be delivered to the Trustee on the Closing Date. Thereafter, Holt and 777 Pattison Ave., Inc. shall deliver to the Trustee evidence of the payment of all additional premiums prior to the expiration or renewal dates of all such policies.

               (v) In the event of loss or damage to the Guarantor Project Facilities, the proceeds of any insurance provided hereunder shall be deposited with the Trustee and applied as set forth in Section 5.18(c) hereof, and in the event of a public liability occurrence, the proceeds of any insurance provided hereunder shall be applied towards satisfaction of such liability.

         (c) Destruction Damage and Eminent Domain; Disposition of Casualty insurance and Condemnation Award Proceeds.

               (i) If the Guarantor Project Facilities shall be wholly or partially destroyed or damaged by fire or other casualty covered by insurance, or shall be wholly or partially condemned, taken or injured by any Person, including any Person possessing the right to exercise the power of or a power in the nature of eminent domain or shall be transferred to such a Person by way of a conveyance in lieu of the exercise of such power by such a Person, Holt and 777 Pattison Ave., Inc. covenant that they will take all actions and will do all things which may be necessary to enable recovery to be made upon such policies of insurance or on account of such taking, condemnation, conveyance, damage or injury. Holt and 777 Pattison Ave., Inc. are authorized, in their own names, as trustee of an express trust, to demand, collect, sue, settle claims, receipt and release the Net Proceeds which may be due and payable under policies of insurance covering such damage or destruction or on account of such condemnations, damage or injury. Any Net Proceeds recovered (i) on policies of insurance required to be maintained hereunder or (ii) as a result of any taking, condemnation, conveyance, damage or injury shall be deposited in a separate trust fund to be held by the Trustee under the Indenture and shall be applied in accordance with the provisions of this Section 5.18(c).

               (ii) Any appraisement or adjustment of loss or damage and any settlement or payment therefore, shall be agreed upon by Holt and 777 Pattison Ave., Inc., the Company, and the appropriate insurer or condemnor or Person, shall be evidenced to the Trustee by the certificate and approvals set forth in the Indenture. The Trustee may rely conclusively upon such certificates.

               (iii) After the occurrence of loss or damage to, or after receipt of notice of condemnation of, the Guarantor Project Facilities, Holt and 777 Pattison Ave., Inc. shall within five (5) Business Days thereof notify the Authority and the Trustee in writing, of (a) the nature of such damage or loss or (b) the receipt of such notice.

               (iv) As long as there is no Event of Default under the terms of this Agreement, Holt and 777 Pattison Ave., Inc. may elect, in their discretion, whether to apply the Net Proceeds of any casualty insurance coverage and/or condemnation awards to (a) the repair, reconstruction or replacement of damaged, destroyed or injured property comprising the Guarantor Project Facilities or (b) the redemption of Bonds pursuant to the applicable provisions of the Indenture. Absent timely direction from Holt and 777 Pattison Ave., Inc. as to the application of any casualty insurance coverage and/or condemnation awards or if there shall be an Event of Default under the terms of this Agreement, the Trustee may elect in its sole discretion to either apply the Net Proceeds thereof (y) to the extraordinary redemption of the Bonds pursuant to the applicable provisions of the Indenture or
          (z) to the repair, reconstruction or replacement of damaged, destroyed or injured property comprising the Guarantor Project Facilities. For purposes of the preceding sentence, "timely direction" shall mean 30 days after Holt and 777 Pattison Ave., Inc. have agreed, in connection with any damage to or condemnation of the Guarantor Project Facilities, upon the settlement or payment with respect to any appraisement or adjustment of loss or damage, as appropriate.

               (v) Notwithstanding the foregoing, the Net Proceeds from a certain action pending in the Superior Court of New Jersey, Law Division, Camden County, Docket No. L-8037-90, and entitled "State of New Jersey, by the Commissioner of Transportation, Plaintiff v. Holt Hauling and Warehousing System, Inc., a corporation of Pennsylvania, et al., Defendants" shall be paid directly to Holt and shall not be subject to the provisions of Paragraphs (i) through (iv) of this
          Section 5.18(c).

         (d) Indemnification for Hazardous Materials. The Company and each Guarantor, jointly and severally, covenants and agrees, at its sole cost and expense, to indemnify, protect and save the Indemnified Parties and the Purchaser (the "Indemnitees") harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys' and experts' reasonable fees and disbursements) of any kind or of any nature whatsoever (collectively, the "Indemnified Matters") which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitees and arising from or out of:

               (i) any hazardous materials, as defined under any Laws as defined below, on, in, under or affecting all or any portion of the property subject to the Guarantor Mortgage or any surrounding areas (but in the case of hazardous materials in surrounding areas, only if the source of such materials is or is alleged to be the Company, any Guarantor or the Guarantor Project Facilities), or

               (ii) the enforcement of this paragraph or the assertion by the Company or any Guarantor of any defense to its obligations hereunder (except the successful defense of actual performance not subject to further appeal), whether any of such matters arise before or after the Closing Date or before or after foreclosure of the Guarantor Mortgage or other taking of title to the Company's or any Guarantor's interest in all or any portion of the Guarantor Project Facilities by Indemnitees or any affiliate of Indemnitees. Indemnified Matters shall include, without limitation, all of the following: (i) the costs of removal of any and all hazardous materials from all or any portion of the property or any surrounding areas (except that the indemnity provided for under this paragraph shall not cover the costs of such removal unless either (a) such removal is required by any federal or state law, regulation or regulatory agency ("Laws") or (b) any present or future use, operation, development, construction, alteration or reconstruction of all or any portion of the Guarantor Project Facilities is or would be conditioned in any way upon, or is or would be limited in any way until the completion of, such removal in accordance with any Laws),
(ii) additional costs required to take necessary precautions as required by law to protect against the release of hazardous materials on, in, under or affecting the Guarantor Project Facilities into the air, any body of water, any other public domain or any surrounding areas and (iii) costs incurred to comply, in connection with all or any portion of the Guarantor Project Facilities or any surrounding areas, with all applicable laws with respect to hazardous materials. If any Indemnitee or any affiliate of an Indemnitee takes title to the Company's or any Guarantor's interest in the Guarantor Project Facilities at a foreclosure sale, at a sale pursuant to a power of sale under the Guarantor Mortgage or by deed in lieu of foreclosure or otherwise, then the indemnity provided for under this paragraph shall not apply to hazardous materials which are initially placed on, in or under all or any portion of the Guarantor Project Facilities after the date Indemnitee or such affiliate so takes title to such interest in the Guarantor Project Facilities. At any time during the six months prior to any such foreclosure sale, sale pursuant to a power of sale under the Guarantor Mortgage or by deed in lieu of foreclosure or otherwise by which any Indemnitee or affiliate takes title to such interest in the Guarantor Project Facilities, such Indemnitee or affiliate shall have the right, at its sole discretion and at the Company's and the Guarantor's sole cost and expense, to have performed an environmental site assessment of the Guarantor Project Facilities to determine whether any hazardous materials are present.

                                   ARTICLE VI

                         EVENTS OF DEFAULTS AND REMEDIES

         SECTION 6.1 Events of Default; Acceleration. Each of the following events is hereby defined as, and is declared to be and to constitute, an "Event of Default".

         (a) Failure by the Company to make any payment required to be made under Section 4.3 hereof on or before the corresponding principal, redemption or interest payment dates of the Bonds; or

         (b) Failure by the Company or any Guarantor to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement or any other Bond Document, other than as referred to in Section 6.1(a) or Section 6.1(k) for a period of ninety (90) days after such failure first becomes known to any officer of the Company or such Guarantor; or

         (c) Notice by the Trustee to the Authority and the Company that an "Event of Default" has occurred under the Indenture.

         (d) If any warranty or representation by or on behalf of the Company or any Guarantor contained in this Agreement, the Indenture, the Bond Purchase Agreement, the Bond Documents, the Guaranty, or in any instrument or certificate furnished in compliance with same proves false or misleading in any material respect as of the time it was made; or

         (e) Failure by the Company or any Guarantor to make one or more payments due with respect to aggregate Indebtedness exceeding $500,000 within any applicable periods for cure; or if any event shall occur or any condition shall exist, the effect of which event or condition is to cause more than $500,000 of aggregate Indebtedness or other securities of the Company or any Guarantor to become due or subject to mandatory redemption or repurchase before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment, redemption or purchaser; or

         (f) If a custodian, receiver or liquidator is appointed for the Company or any Guarantor or the Company or any Guarantor is adjudicated bankrupt or insolvent; or any order of relief is entered under the Federal Bankruptcy Code against the Company or any Guarantor or any of its property is sequestered by court order and the order remains in effect for more than 60 days; or a petition is filed against the Company or any Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or any jurisdiction, whether now or subsequently in effect, and is not dismissed within 60 days after filing; or

         (g) If the Company or any Guarantor commences a voluntary case or files a petition in voluntary bankruptcy where seeking relief under any provision of the Federal Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or applies for or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of the Company or any Guarantor of all or any part of its property; or makes an assignment for the benefit of its creditors; or admits in writing its inability to pay its debt generally as they become due; or

         (h) Any of the Bond Documents shall not be, or shall cease to be, the legal, valid, binding and enforceable obligations of each of the parties thereto in accordance with its terms, or any of the Bond Documents shall not be or shall cease to be in full force and effect; or

         (i) There shall exist any Affiliate of Holt or the Company which has not, within 90 days after becoming an Affiliate, duly authorized, executed and delivered to the Trustee, a counterpart of the Guaranty or a document evidencing its agreement to be bound by the Guaranty which is the legal, valid, binding and enforceable obligation of such Affiliate in accordance with its terms.

         (j) There shall occur a foreclosure with respect to any of the following mortgages, as amended and supplemented:

               (i) Mortgage dated March 15, 1984 between the Company and the City of Gloucester City,

               (ii) Mortgage dated April 18, 1984 between the Company and the City of Gloucester City,

               (iii) Mortgage dated August 22, 1984 between the Company and the City of Gloucester City,

               (iv) Mortgage and Security Agreement dated as of August 1, 1986 between the Company and Bankers Trust Company, as trustee,

               (v) Mortgage and Security Agreement dated as of December 1, 1986 between the Company and Bankers Trust Company, as trustee,

               (vi) The Series G Mortgage,

               (vii) The Series H Mortgage, or

               (viii) The 1992 Refunding Series Mortgage.

         (k) Failure by the Company or any Guarantor to observe and perform the covenant set forth in Section 1.4(d) hereof.

         Section 6.2 Trustee's Remedies Upon Event of Default. Whenever any Event of Default referred to in Section 6.1 hereof shall have happened and be continuing, the Trustee may (subject in the case of the Trustee to its mandatory obligations upon the occurrence of certain Events of Default) take one or any combination of the following remedial steps:

         (a) If the Trustee has declared the Bonds immediately due and payable pursuant to Section 8.02 of the Indenture, by written notice to the Company, declare an amount equal to all amounts then due and payable on the Bonds, whether by acceleration of maturity (as provided in the Indenture) or otherwise, to be immediately due and payable as liquidated damages under this Agreement and not as a penalty, whereupon the same shall become immediately due and payable;

         (b) Have reasonable access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Company and the Guarantors during regular business hours of the Company and the Guarantors if reasonably necessary in the opinion of the Trustee; or

         (c) Take whatever action at law or in equity that may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company or the Guarantors under this Agreement, the Indenture, the Guaranty and the other Bond Documents; or

         (d) Exercise any and all rights and remedies of a creditor or secured party under the Uniform Commercial Code or other applicable law.

         Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture. The rights specified in this Section 6.2 are in addition to, and not in limitation of, any other obligations of the Company which may arise upon a default or acceleration in respect of the Bonds, including without limitation, under Section 4.3 hereof.

         Section 6.3 (INTENTIONALLY OMITTED)

         Section 6.4 Specific Performance. In addition to the rights and remedies provided for in Section 6.2 hereof, if the Company or any Guarantor commits a breach or threatens to commit a breach of any of the provisions of this Agreement, the Indenture or the Bond Documents, the Authority and the Trustee shall each have the right, without posting bond or other security, to seek injunctive relief or specific performance, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Authority and the Trustee and that money damages will not provide an adequate remedy.

         Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

         Section 6.5 No Remedy Exclusive. Subject to Section 9.18 of the Indenture, no remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. Such rights and remedies as are given the Authority hereunder shall also extend to the Trustee, and the Trustee and the Owners of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

         Section 6.6 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company or any Guarantor should default under any of the provisions of this Agreement and the Authority or the Trustee should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligations or agreement on the part of the Company or any Guarantor herein contained, the Company and each Guarantor agrees that it will on demand therefor pay to the Authority the reasonable fee of such attorneys and such other expenses so incurred by the Authority.

         Section 6.7 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the

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


other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 Limitation of Liability of the Authority. In the event of any default by the Authority hereunder, and notwithstanding any provision or obligation to the contrary hereinbefore or hereinafter set forth, the liability of the Authority, its incorporator, officers, members, agents and employees, past, present or future, shall be limited to its interest in the Project Facilities, the improvements thereon, the rents, issues and profits therefrom, and the lien of any judgment shall be restricted thereto. The Authority, its incorporator, officers, members, agents and employees, past, present or future, do not assume general liability nor specific liability for the repayment of any mortgage or other loan, or for the costs, fees, penalties, taxes, interest, commissions, charges, insurance or any other payments therein recited or therein set forth, or incurred in any way in connection therewith. Other than as set forth hereinabove in this Section 7.1, there shall be no other recourse for damages of any kind or nature by the Company or any other entity against the Authority, its incorporator, officers, members, agents and employees, past, present or future, or any of the property or other assets now or hereafter owned by it or them, either directly or indirectly; and all such recourse or liability is hereby expressly waived and released as a condition of and in consideration for execution and delivery of this Agreement by the Authority.

         SECTION 7.2 No Recourse as to the Authority. No recourse under or upon any obligation, covenant or agreement contained herein or in any Bond shall be had against the Authority or any member, officer, employee or agent, past, present or future, of the Authority or of any successor of the Authority under this Agreement, any other agreement, any rule of law, statute or constitutional provision, or by enforcement of any assessment or by any legal or equitable proceeding or otherwise, it expressly being agreed and understood that the obligations of the Authority hereunder, and under the Bonds and elsewhere, are solely corporate obligations of the Authority to the extent specifically limited in the Act and that no personal liability whatsoever shall attach to or shall be incurred by the Authority or such members, officers, employees or agents, past, present or future, of the Authority or of any successor of the Authority, or any of them, because of such indebtedness or by reason of any obligation, covenant or agreement contained herein, in the Bonds or implied therefrom.

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


         SECTION 7.3 Notices. Notice hereunder shall be effective upon receipt and shall be given by personal service or by certified mail, return receipt requested, to:

              The Authority -        PHILADELPHIA AUTHORITY FOR INDUSTRIAL
                                     DEVELOPMENT
                                     123 South Broad Street
                                     22nd Floor
                                     Philadelphia, Pennsylvania 19109
                                     Attention: Chairman

             The Company or -        REFRIGERATED ENTERPRISES, INC.
             any Guarantor           701 North Broadway
                                     Gloucester City, New Jersey 08030
                                     Attention: John A. Evans, Esquire

             The Trustee  -          FIDELITY BANK, NATIONAL ASSOCIATION
                                     123 South Broad Street
                                     Philadelphia, Pennsylvania 19109
                                     Attention: Corporate Trust Administration

             The Purchaser -         FIDELITY SPARTAN PENNSYLVANIA MUNICIPAL
                                       PORTFOLIO
                                     c/o Fidelity Management and Research
                                     Company, Inc.
                                     82 Devonshire Street
                                     Boston, Massachusetts 02109
                                     Attention: Mr. James Valone

         SECTION 7.4 Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable or invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Authority or its assignee in order to effect the provisions of this Agreement.

         SECTION 7.5 Applicable Law. This Agreement shall be deemed to be a contract made in the Commonwealth and governed by the domestic internal law (but not the law of conflict of laws) of the Commonwealth.

         SECTION 7.6 Assignment. The Company shall not assign this Agreement or any interest of the company herein, either in whole or in part, except in accordance with this Agreement and with the prior written approvals of the Authority and the Trustee and provided further that (i) the assignee assumes in writing all of the obligations of the Company hereunder and is a corporation organized under the laws of one of the states, or of the United States of America, or of the District of Columbia, and is duly qualified to do business in the Commonwealth and (ii) such assignment shall not result in a violation of
Section 5.12 hereof or any other provision of this Agreement.

         SECTION 7.7 Amendments.

         (a) This Agreement may not be amended except by an instrument in writing signed by the parties and, if such amendment occurs after the issuance of any of the Bonds, consented to by the Trustee.

         (b) Notwithstanding Section 7.7(a) hereof, this Agreement shall be amended by such additions, deletions or modifications that may be necessary to assure compliance with Section 144(a)(4) of the Code relating to qualified small issue obligations, Section 147 of the Code relating to certain requirements applicable to private activity bonds, Section 148(d)(3) of the Code relating to the 150% limitation on investments or Section 148(f) of the Code relating to the required rebate to the United States of "excess investment earnings" (as such term is defined in the Code) or otherwise as may be necessary to assure the exemptions from federal income taxation of the interest on the Bonds. A copy of any such amendment shall be given to the Trustee.

         SECTION 7.8 Term of Agreement. This Agreement and the respective obligations of the parties hereto shall be in full force and effect from the date hereof until all principal of, premium, if any, and interest on the Bonds shall have been paid or provision for such payment shall have been made pursuant to the terms and provisions of the Indenture.

         SECTION 7.9 No Warranty of Condition or Suitability by the Authority. The Authority makes no warranty, either express or implied, as to the condition of the Project Facilities or any part thereof or that they will be suitable for the Company's purposes or needs. The Company acknowledges and agrees that the Authority is not a dealer in property of such kind, and that the Authority has not made, and does not hereby make any representation or warranty or covenant, except as otherwise set forth herein, with respect to the condition or suitability of the Project Facilities in any respect or in connection with or for the purposes and uses of the Company or its tenants, or any representation or warranty or covenant of any kind or character, express or implied, with respect thereto.

         SECTION 7.10 Adjustments. The Company agrees to pay all charges and costs that are required and whenever required in connection with the Authority's acquisition of the Project Facilities and in connection with the conveyance of the Project Facilities from the Authority to the Company. The Company agrees that the Authority shall not be responsible for any inaccuracies in any settlement sheet in connection with the foregoing and shall hold the Authority harmless from any liabilities or damages arising therefrom.

         SECTION 7.11 Zoning/Subdivision. The Authority makes no representation or warranty that it has satisfied itself regarding the validity of any subdivision of the Project Facilities, the lawful uses to which the Project Facilities may be put and the legality of the use of the Project Facilities intended by the Company and the Company waives any right or claim it may have against the Authority regarding representations concerning the Project Facilities.

         SECTION 7.12 Company's Federal Income Taxation. Consistent with the terms and conditions of this Agreement, the Authority agrees that the Company shall be deemed the "owner" of the Project Facilities for federal income tax purposes and further agrees to cooperate fully with the Company (at the Company's sole cost and expense) in obtaining favorable federal income tax treatment of this sale and the Project Facilities subject hereto. For such purposes, the parties acknowledge their intent to create a valid installment purchase agreement herein, with legal title to the Project Facilities held by the Authority prior to transfer (as provided herein) of such title to the Company upon completion of its obligations hereunder.

         SECTION 7.13 Amounts Remaining in Bond Fund. It is agreed by the parties hereto that any amounts remaining in the Bond Fund established under the Indenture upon expiration or sooner termination of this Agreement after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and of the fees, charges and expenses of the Trustee and the Authority in accordance with the Indenture, shall, be paid to the Company by the Trustee as overpayment of the Purchase Price.

         SECTION 7.14 Survival of Covenants, Conditions and Representations. All covenants, conditions and representations of the Company contained herein that, by nature, imply or expressly involve performance in any particular manner after the delivery of the Authority's deed or that cannot be ascertained to have been performed until after the said delivery, shall survive said delivery. Without intending to limit the generality of the foregoing, the Company's covenant to indemnify the Authority and the Trustee, as set forth in Sections 2.3 and 5.6 hereof, shall survive settlement under Section 4.7 hereof or any termination of this Agreement.

         SECTION 7.15 Agreement To Constitute Security Agreement. For purposes of the Pennsylvania Uniform Commercial Code, this Agreement is hereby declared to be a "security agreement" and the phrase "security interest" when used herein shall have the meaning given thereto in the Pennsylvania Uniform Commercial Code. The Company shall execute and file or cause to be filed all such financing statements as the Trustee may reasonably require to perfect and keep perfected all security interests herein granted.

         SECTION 7.16 Headings. The captions or headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

         SECTION 7.17 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original and such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first written above.

                                         PHILADELPHIA AUTHORITY FOR
                                         INDUSTRIAL DEVELOPMENT

                                         By [ILLEGIBLE]
                                            ---------------------------------
                                                    Chair

                                         Attest: [ILLEGIBLE]
                                                 ----------------------------
                                                       Secretary



   (SEAL)

                                         REFRIGERATED ENTERPRISES, INC

                                         By /s/ Bernard Gelman
                                            ----------------------------
                                                  Vice President

                                         Attest: John Evans
                                                 -------------------------
                                                  (Assistant) Secretary


   (SEAL)

                                         HOLT HAULING AND WAREHOUSING
                                            SYSTEM, INC.

/s/ John Evans                           By: /s/ Bernard Gelman
-----------------------                      ----------------------------------
John Evans, Secretary                        Bernard Gelman,
                                             Vice President



ATTEST:                                   B.H. SOBELMAN CO.

John Evans                                By: /s/ Bernard Gelman
------------------------                      ----------------------


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